As filed with the Securities and Exchange Commission on November 30, 1995
---------------------------------------------------------------------
File Nos. 33-63615-01, 33-63615-02 and 33-63615-03
--------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549
                                 ----------------------
                                   AMENDMENT NO. 1 to
                                        FORM S-3
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


   CITIZENS UTILITIES      CITIZENS UTILITIES       CITIZENS UTILITIES
        COMPANY               CAPITAL L.P.                 TRUST
(Exact name of registrant (Exact name of registrant (Exact name of registrant
 as specified in charter)  as specified in           as specified in
                           certificate of limited    certificate of trust)
                           partnership)

       DELAWARE                DELAWARE                 DELAWARE
   (State or other          (State or other         (State or other
    jurisdiction of          jurisdiction of         jurisdiction of
    incorporation or         incorporation or        incorporation or
    organization)            organization)           organization)

      06-0619596          [To Be Applied For]      [To Be Applied For]
  (I.R.S. employer         (I.R.S. employer          (I.R.S. employer
identification number)  identification number)    identification number)

       High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905
                                (203) 329-8800
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                               Robert J. DeSantis
                          Vice President and Treasurer
                           Citizens Utilities Company
                          High Ridge Park, Bldg. No. 3
                                  P.O. Box 3801
                          Stamford, Connecticut 06905
                            Tel. No. (203) 329-8800
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

         Jonathan H. Churchill, Esq.         Vincent Pagano, Jr., Esq.
        Boulanger, Hicks & Churchill        Simpson Thacher & Bartlett
           135 East 57th Street                425 Lexington Avenue
         New York, New York 10022            New York, New York 10017
         Tel. No. (212) 838-5600             Tel. No. (212) 455-2000
                 ____________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box. []
If this Form is a post-effective amendment filed pursuant to Rule 462(c)
  under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []
                  ____________________________________________

                         CALCULATION OF REGISTRATION FEE

Title of each class        Amount to be   Proposed maximum   Proposed maximum  Amount of
of securities to be       registered (5)   offering price         aggregate   registration
    registered                              per unit (6)     offering price      fee
-------------------      ---------------  ----------------   ---------------- ------------
Convertible Preferred    $201,250,000     $____________        $201,250,000    $69,396.55(7)
Securities of Citizens     (1)(2)(3)
Utilities Trust
("Trust") (1)(2);
Partnership Preferred
Securities of Citizens
Utilities Capital L.P.
("Citizens
Capital")(1)(3);
Common Stock Series A
 and B ($.25 par value)
of Citizens Utilities
Company ("Citizens")
(1)(3); Citizens
Guarantee with respect to
Trust's Convertible
Preferred Securities (3)(4);
Citizens Guarantee with
respect to Citizens
Capital's Partnership
Preferred Securities(3)(4);
Citizens Convertible
Debentures (1)(3) Common
Stock Series A and B
($.25 par value)
of Citizens              $40,000,000                          $40,000,000       $13,793.10(7)

(1) There are being registered hereunder an indeterminate number of (a) Convertible Preferred Securities with an aggregate liquidation value of up to $201,250,000, (b) Partnership Preferred Securities into which such Convertible Preferred Securities can be converted, (c) Convertible Debentures having a principal amount of up to $201,250,000 into which Partnership Preferred Securities can be converted, (d) shares of Common Stock Series A of the Company into which such Convertible Debentures can be converted, and (e) shares of Common Stock Series B of the Company into which such Series A shares can be converted.
(2) Includes $26,250,000 of Convertible Preferred Securities which may be sold pursuant to an over-allotment option granted to the Underwriters.
(3) No separate consideration will be recived for Citizens' Guarantee, Convertible Debentures or Common Stock Series A or B, or Citizens Capital's Partnership Preferred Securities.
(4) In addition, the undertakings of Citizens in the Declaration of Trust, the Limited Partnership Agreement and the Indenture are also being registered.
(5) This Registration Statement shall be deemed to cover additional securities to be issued in connection with or as a result of stock splits, stock dividends or similar transactions.
(6) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(7) Previously paid.
_____________________
The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


SUBJECT TO COMPLETION                      PRELIMINARY PROSPECTUS DATED
PROSPECTUS                                 _____________________, 1995
----------

                             $175,000,000
                  Convertible Preferred Securities
                       CITIZENS UTILITIES TRUST
      ____% Citizens Utilities Convertible Preferred Securities
                (liquidation preference $50 per security)

                    Equity Providing Preferred Income
             Convertible Securities ("EPPICS") (servicemark)


                         [COMPANY LOGO HERE]

                   -----------------------------

  The Equity Providing Preferred Income Convertible Securities (servicemark) ("Convertible Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Citizens Utilities Trust, a statutory Delaware business trust (the "Trust"). The undivided common beneficial interests in the Trust owned by Citizens Utilities Company, a Delaware corporation ("Citizens" or the "Company"), are called the "Convertible Common Securities" and, together with the Convertible Preferred Securities, are called the "Trust Securities." The Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds as described below and engaging in those activities necessary thereto.

                                                    (continued on next page)

                           -----------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                           -----------------------------


                    Initial Public        Underwriting        Proceeds to the
                    Offering Price        Commission(1)       Trust(2)(3)
                    --------------        -------------       ---------------

Per Convertible
Preferred Security       $                     (2)                   $
----------------------------------------------------------------------------
Total(4)            $175,000,000               (2)                   $
============================================================================

(1) The Trust, Citizens Capital and Citizens have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(2) Proceeds from the offering will be contributed by the Trust to Citizens Capital and will be used by Citizens Capital to purchase the Convertible Debentures of Citizens. Therefore, the Underwriting Agreement provides that Citizens, as borrower with respect to the Convertible Debentures, will pay to the Underwriters, as compensation ("Underwriters' Compensation"), $____ per Convertible Preferred Security (or $_________ in the aggregate). See "Underwriting."
(3) Expenses of the offering, which are payable by Citizens, are estimated to be $__________.
(4) Does not include the $40,000,000 of shares of Common Stock of Citizens included in the Registration Statement which may be received and either sold by Citizens Capital or distributed as quarterly distributions to holders of Convertible Preferred Securities.
     Such shares represent approximately the first three and one half years of such distributions. The Trust, Citizens Capital and Citizens have granted the Underwriters an option for 30 days to purchase up to an additional $26,250,000 in liquidation value of Convertible Preferred Securities at the initial public offering price per Convertible Preferred Security solely to cover over-allotments. Citizens will pay to the Underwriters, as Underwriters' Compensation, $___ per Convertible Preferred Security purchased pursuant to this option.
     If such option is exercised in full, the total initial public offering price, underwriting commission and proceeds to the Trust will be $___________, $__________ and $_____________, respectively. See
     "Underwriting."

  The Convertible Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Convertible Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about ________________, 1995.

                      ---------------------------------

  See "Risk Factors" for a discussion of certain material risks to be considered in connection with an investment in the Convertible Preferred Securities, including certain federal income tax consequences. See page 13.

                      ---------------------------------

                                [Underwriters]

                      ---------------------------------

              The date of this Prospectus is ___________, 1995

(service mark)EPPICS and Equity Providing Preferred Income Convertible Securities EPPICS are servicemarks which have been applied for by Citizens Utilities Company.]

(continued from previous page)

  The proceeds from the offering of the Convertible Preferred Securities and the sale of the Convertible Common Securities will be contributed by the Trust to Citizens Utilities Capital L.P., a Delaware limited partnership ("Citizens Capital" or the "Partnership"), which will issue to the Trust limited partnership interests (the "Partnership Preferred Securities") in Citizens Capital. The undivided beneficial general partnership interest in the Partnership will be owned, directly or indirectly, by Citizens, which general partnership interest, together with the Partnership Preferred Securities, are called the "Partnership Securities." Such proceeds will be used by the Partnership to purchase from Citizens its __% Convertible Subordinated Debentures due 2035 (the "Convertible Debentures") having the terms described herein. In the event of default under the Declaration (as defined herein), the Convertible Preferred Securities will have a preference with respect to quarterly distributions and amounts payable on liquidation and redemption over the Convertible Common Securities.

  Holders of the Convertible Preferred Securities will be entitled to receive cumulative distributions from the Trust, at an annual rate of __% of the liquidation preference of $50 per Convertible Preferred Security (the "Rate"), accruing from the date of original issuance and payable quarterly in arrears on January 31, April 30, July 31, and October 31, (each, a "Distribution Payment Date"), commencing _________________, 199_. Distributions are payable in shares of Citizens Common Stock Series A ("Common Stock" or "Common Stock Series A") or, at the option of either Citizens or the holder, in cash. See "Convertible Preferred Securities - Distributions." The Distribution Payment Dates correspond to the dates scheduled for the payment of interest on the Convertible Debentures, so such dates are also sometimes referred to as "Interest Payment Dates."

  Interest payment periods on the Convertible Debentures are quarterly. So long as no Indenture Event of Default (as defined herein) has occurred and is continuing, Citizens has the right to, and may, at any time and from time to time, elect to defer the payment of each quarterly interest payment to a date subsequent to the regularly scheduled Interest Payment Date, in which event quarterly distribution payments on the Partnership Preferred Securities and on the Convertible Preferred Securities would be deferred (but would be compounded quarterly at the Rate and continue to accrue and accumulate). No such deferral may exceed 20 consecutive quarters nor extend the stated maturity date of the Convertible Debentures. It is an event of default under the Indenture (as defined herein) if, at the end of such deferral of interest payments, Citizens does not pay all accrued or deferred and unpaid interest. Upon such payment at the end of a deferral, the Trust must pay all accrued or deferred and unpaid distributions on the Convertible Preferred Securities. See "Convertible Preferred Securities - Distributions" and "Convertible Debentures - Option to Defer Interest Payments."

  Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, unless previously redeemed, into shares of Common Stock Series A of Citizens, at a conversion price of $____ per share of Common Stock Series A (equivalent to a conversion rate of ____ shares of Common Stock Series A for each $50 of liquidation preference of Convertible Preferred Securities), subject to adjustment. See "Convertible Preferred Securities - Conversion Rights." The Common Stock Series A is listed under the symbol "CZNA" on the New York Stock Exchange ("NYSE"). The last reported sale price per share of Common Stock Series A on the NYSE on November 20, 1995 was $12 1/4. See "Common Stock Price Range."

  The Convertible Debentures are redeemable by Citizens, at its option, in whole or in part, from time to time, on or after _________________, 199_, at 100% of the principal amount being redeemed, together with all accrued or deferred and unpaid interest (including any compound interest resulting from the deferral of interest payments), or at any time in certain circumstances, as specified in the next paragraph below. For purposes hereof, wherever this Prospectus speaks to "interest" or "distributions" payable on or with respect to any security offered hereunder, such terms include compound interest arising from any deferral of interest or distributions on such securities.
If Citizens' Convertible Debentures are redeemed, the Trust must redeem Convertible Preferred Securities and Convertible Common Securities, on a pro rata basis, having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at $50 per Trust Security payable in cash plus accrued or deferred and unpaid distributions thereon. See "Convertible Preferred Securities - Optional Redemption" and "Convertible Debentures - Optional Redemption." See also "Convertible Preferred Securities - Redemption on Maturity or Upon Acceleration" and "Convertible Debentures - Indenture Events of Default."

  Upon the occurrence of certain events (subject to the conditions described elsewhere herein) the Trust and/or the Partnership may be liquidated and the holders of the Convertible Preferred Securities could receive either Partnership Preferred Securities or Convertible Debentures in lieu of any liquidating cash distribution. If the conditions for such liquidation(s) are not met, or upon the occurrence of other special events (also subject to certain conditions described elsewhere herein), the Convertible Debentures are redeemable, in whole or in part, at the

                                     ii

(continued from previous page)

option of Citizens, together with all accrued or deferred but unpaid interest, which would result in the redemption of the Partnership Preferred Securities and the Trust Securities. See "Convertible Preferred Securities - Special Events Redemption and Distribution."

  In the event of the liquidation, dissolution or winding up of the Trust, investors will be entitled to receive for each Convertible Preferred Security held a liquidation preference of $50 payable in cash, plus accrued or deferred and unpaid distributions payable in either cash or Common Stock, to the date of payment. See "Convertible Preferred Securities - Liquidation Rights."

  Under the Convertible Debentures, Citizens' payment obligation is absolute and unconditional. In addition, Citizens has payment obligations under the Partnership Guarantee (as hereafter defined) and the Trust Guarantees (as hereafter defined) (collectively, the "Guarantees"). Citizens will irrevocably guarantee, on a subordinated basis and to the extent set forth therein, with respect to each of the Trust Securities and the Partnership Preferred Securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payments on liquidation, but only to the extent of Common Stock and/or cash on hand. Each of the Guarantees will be unsecured and each will be subordinate to all Senior Indebtedness of Citizens (as defined below). The Guarantees, when taken together with Citizen's obligations under the Convertible Debentures, the Indenture, the Declaration and the Limited Partnership Agreement (as defined herein), including its obligations to pay costs, expenses and certain indemnities of the Trust, constitute a full and unconditional guarantee of amounts due under the Convertible Preferred Securities. See "Guarantees."

  The Convertible Debentures are subordinated in right of payment to all of Citizens' Senior Indebtedness. See "Convertible Debentures - Subordination".

  Application will be made to list the Convertible Preferred Securities on the NYSE under the symbol "___."

  The Convertible Preferred Securities will be represented by a global certificate or certificates registered in the name of DTC or its nominee. Beneficial interests in the Convertible Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Convertible Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Convertible Preferred Securities - Book-Entry-Only Issuance - The Depository Trust Company."

$40,000,000 of Citizens Utilities Company Common Stock

  This Prospectus may be used by the Trust in connection with the elections by the holders of Convertible Preferred Securities to receive their distribution in Common Stock Series A. These elections may be made at the time of this offering and annually during the Election Period. See "Convertible Preferred Securities - Distributions."This Prospectus may also be used by Citizens Capital, which may receive the Common Stock Series A covered by this Prospectus in connection with Citizens' interest payments on the Convertible Debentures and which may sell such stock in the open market.
See "Convertible Preferred Securities - Distributions." Such sales of Common Stock Series A may be made from time to time in one or more transactions (which may involve crosses or block transactions) on the NYSE or otherwise pursuant to and in accordance with the rules of the NYSE, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Citizens Capital will effect such transactions by selling shares of Common Stock Series A to or through broker-dealers. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Citizens Capital and/or purchasers of shares of Common
Stock Series A for whom they may act (which compensation may be in excess of customary commissions). Citizens Capital and broker-dealers that participate with Citizens Capital in the distributions of shares of Common Stock Series A may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 (the "1933 Act"), and any commissions received by them and any

                                  iii

profit on the resale of shares of Common Stock Series A may be deemed to be underwriting compensation.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CONVERTIBLE PREFERRED SECURITIES OFFERED HEREBY AND COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Table of Contents                 Page
-----------------                 ----

AVAILABLE INFORMATION              2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE           3
PROSPECTUS SUMMARY                 4
  Citizens Utilities Company       4
  Citizens Utilities Capital L.P.  4
  Citizens Utilities Trust         4
  Structural Overview              5
  Consolidated Summary Financial
  Information                      6
  The Offering                     7
  Use Of Proceeds                 12
RISK FACTORS                      13
  Subordinate Obligations Under
  Guarantees and Convertible
  Debentures                      13
  Dependence on Convertible
    Debenture Payments            13
  Enforcement of Certain Rights
    by Holders of Convertible
    Preferred Securities          14
  Option to Defer Payment of
    Distributions                 14
  Certain Tax Consequences of
    Deferral of Interest Payments
    on Convertible Debentures     15
  Tax and Market Consequences of
    Special Events Redemption or
    Distribution                  15
  Limited Voting Rights           16
  Trustee Conflicts of Interest   16
  Trading Price and Taxes         17
  No Prior Market for the
    Convertible Preferred
    Securities; Market Risk on
    Distributions in Common Stock 17
CITIZENS UTILITIES COMPANY        18
USE OF PROCEEDS                   19
CAPITAL REQUIREMENTS AND
  FINANCING                       19
DESCRIPTION OF COMMON STOCK
  SERIES A AND SERIES B           20
DIVIDENDS ON COMMON STOCK
  SERIES A AND SERIES B           20
COMMON STOCK TRANSFER AGENT       21
COMMON STOCK PRICE RANGE          21
FINANCIAL INFORMATION             22
CITIZENS UTILITIES CAPITAL L.P.   29
CITIZENS UTILITIES TRUST          30
DESCRIPTION OF THE SECURITIES     31
CONVERTIBLE PREFERRED SECURITIES  31
  General                         32
  Distributions                   32
   How Distributions are Computed 32
   Holders Can Elect Distributions
    in Common Stock or Cash       33
   Distributions Flow From Citizens
    to Holders                    33
   How Distributions are Made     34
   Record Dates                   34
   Other                          35
  Deferrals                       35
  Additional Interest             36
  Conversion Rights               36
   General                        36
   Conversion Price Adjustments
    - General                     37
   Conversion Price Adjustments
    - Merger, Consolidation or Sale
    of Assets of Citizens         38
  Special Events Redemption
    and Distribution              39
   Ministerial Action             42
  Optional Redemption             43
  Redemption on Maturity or Upon
    Acceleration                  43
  Redemption Procedures;
    Generally                     43
  Liquidation Rights              45
  Amendment to the Declaration    45
  Merger, Consolidation or Sale
  of Assets of the Trust          46
  Declaration Events of Default   46
  Voting Rights                   47
  Book-Entry-Only Issuance
  - The Depository Trust Company  48
  Information Concerning the
    Property Trustee              50
  Transfer Agent, Paying Agent,
  Registrar and Conversion Agent  51
PARTNERSHIP PREFERRED SECURITIES  51
  General                         51
  Distributions                   52
  Conversion Rights               52
  Special Events Redemption and
  Distribution                    52
  Optional Redemption             52

                                         (v)

PARTNERSHIP PREFERRED SECURITIES (continued)
  Redemption on Maturity or Upon
    Acceleration                  52
  Redemption Procedures;
    Generally                     53
  Liquidation Rights              53
  Merger, Consolidation or Sale
    of Assets of Citizens Capital 53
  Limited Partnership Agreement
    Event of Default              54
  Voting Rights                   54
  Amendment to the Limited
    Partnership Agreement         55
  Transfer Agent, Paying Agent,
    Registrar and Conversion
    Agent                         56
GUARANTEES                        56
  General                         56
  Certain Covenants of Citizens   58
  Subordination                   59
  Amendments and Assignment       59
  Termination                     59
  Events of Default               60
CONVERTIBLE DEBENTURES            60
  General                         61
  Optional Redemption             61
  Special Events Redemption and
    Distribution                  61
  Interest                        62
  Option to Defer Interest
    Payments                      62
  Additional Interest             62
  Subordination                   62
  Certain Covenants of Citizens   65
  Conversion of the Convertible
    Debentures                    66
  Indenture Events of Default     67
  Modification of the Indenture   69
  Governing Law                   69
  Information Concerning the
    Debenture Trustee             69
  Miscellaneous                   70
CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS                  70
  General                         70
  Classification of the
    Convertible Debentures        71
  Classification of Citizens
    Capital                       71
  Classification of the Trust     71
  Potential Deferral of Interest
    Payments and Original Issue
    Discount                      71
  Holders Making a Stock
    Distribution Election         72
  Receipt of Partnership
    Preferred Securities,
    Convertible Debentures or
    Cash Upon Liquidation of
    Citizens Capital and the
    Trust                         73
  Disposition of Convertible
    Preferred Securities          74
  Exchange of Convertible
    Preferred Securities for
    Common Stock                  74
  Adjustment of Conversion Price  75
  United States Alien Holders     75
  Information Reporting and
    Backup Withholding            76
UNDERWRITING                      76
LEGAL OPINIONS                    79
EXPERTS                           79
INDEX OF DEFINED TERMS            80

                                 (vi)

                         AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and in accordance therewith files reports, proxy statements and other information (collectively, "1934 Act Reports")
with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates. Certain securities of the Company are listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and reports, proxy material and other information concerning the Company may be inspected at the office of that Exchange. The Company hereby undertakes to provide, without charge, to (i) each person to whom a copy of this Prospectus is delivered, and (ii) any owner of Convertible Preferred Securities, upon written or oral request of such person, a copy of any of the Company's 1934 Act Reports. Requests for such copies should be directed to Office of the Secretary, Citizens Utilities Company, High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905
(telephone 203-329-8800).

  Citizens, the Trust and the Partnership have filed with the SEC a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the 1933 Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.

  No separate financial statements of either the Partnership or the Trust have been included herein. Citizens, the Trust and the Partnership do not consider that such financial statements would be material to holders of Convertible Preferred Securities because the Trust and the Partnership are newly organized special purpose entities, have no operating history and no independent operations and are not engaged in, and do not propose to engage in, any activity other than as described under "Citizens Utilities Trust" and "Citizens Utilities Capital L.P." Further, Citizens believes that financial statements of the Trust and the Partnership are not material to the holders of the Convertible Preferred Securities since Citizens will guarantee the Convertible Preferred Securities and the Partnership Preferred Securities such that the holders of the Convertible Preferred Securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are at least in the same position vis-a-vis the assets of Citizens as a preferred stockholder of Citizens. Citizens beneficially owns directly or indirectly all of Citizens Capital's partnership interests
(other than the Partnership Preferred Securities, which are held by the Property Trustee (as defined herein) for the benefit of the holders of Convertible Preferred Securities) and beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the Trust (other than the beneficial interests represented by the Convertible Preferred Securities). See "Citizens Utilities Trust," "Citizens Utilities Capital L.P.," "Convertible Preferred Securities," "Guarantees" and "Convertible Debentures." In future filings under the 1934 Act, an audited footnote to the Company's annual financial statements will state that the Trust and the Partnership are wholly-owned by the Company, that the sole assets of the Trust are the Partnership Preferred Securities having a specified aggregate liquidation value, that the sole assets of the Partnership are the Convertible Debentures of the Company having a specified aggregate principal amount, and, considered together, the back-up undertakings, including the Guarantees, constitute a full and unconditional guarantee by the Company of the Trust's obligation under the Convertible Preferred Securities issued by the Trust.

                                   2
                       ----------------------------

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC pursuant to the 1934 Act are incorporated into this Prospectus by reference:

  The Company's Annual Report on Form 10-K for the year ended
December 31, 1994.



  The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and on Forms 10-Q and 10-QA for the quarter ended June 30, 1995, and on Form 10-Q for the quarter ended September 30, 1995.

  The Company's Current Reports on Form 8-K relating to the acquisitions of certain telecommunications properties filed on July 5, August 9, and December 7, 1994, and June 1, 1995.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of the offering of the Convertible Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically incorporated by reference herein. Requests for such copies should be directed to Office of the Treasurer, Citizens Utilities Company, High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905 (telephone 203-329-8800).



                           PROSPECTUS SUMMARY

                       Citizens Utilities Company
                      ("Citizens" or the "Company")

  Citizens Utilities Company is a diversified operating public utility which provides, either directly or through subsidiaries, telecommunications, natural gas transmission and distribution, electric distribution, water or wastewater services to customers in areas of nineteen states. Citizens holds a significant investment interest in Centennial Cellular Corp., a cellular telephone company, and also owns Electric Lightwave, Inc., an alternative telecommunications service provider operating in five western states. Beginning with 1945, the Company has increased its revenues, net income and earnings per share (adjusted for subsequent stock dividends and stock splits) every year without interruption.

  As a result of its diversification, the Company is not dependent upon any single geographic area or any one type of utility service for its revenues. Because of this diversity, no single regulatory body regulated or will regulate a utility service of the Company accounting for more than 12% of its revenues for the twelve months ended September 30, 1995, pro forma for the acquisitions of certain telecommunications properties described hereafter. The Company is not aware of any other utility company as fully diversified in both geographic areas served and variety of services provided. The Company's operations are conducted principally in small and medium-sized communities. No material part of the Company's business is dependent upon a single customer or a small group of customers. The loss of any single customer or a small group of customers would not have a materially adverse effect upon the Company. The Company's consumer connections have increased from 26,150 in 1945, to 225,389 in 1965, to 610,585 in 1985, and to
over 1,500,000 as of September 30, 1995.

  The Company continually considers and is carrying out expansion through acquisitions and joint ventures in the rapidly evolving telecommunications and cable television industries and in traditional public utility and related businesses.

                     Citizens Utilities Capital L.P.
                ("Citizens Capital" or the "Partnership")

  Citizens Utilities Capital L.P. is a special purpose limited partnership formed under the laws of the State of Delaware. All of its partnership interests (other than the Partnership Preferred Securities and the interests of any Special Representative, as defined herein) will be beneficially owned directly or indirectly by Citizens (the "General Partnership Security" and, together with the Partnership Preferred Securities, the "Partnership Securities"). Citizens or one of its wholly owned subsidiaries will be the sole general partner of Citizens Capital and will contribute capital to the extent required to establish and maintain a General Partnership Security equal to at least 3% of the total capital of the Partnership. Citizens Capital exists for the sole purposes of (i) raising capital through the one-time issuance of its Partnership Securities, (ii) loaning such capital to Citizens in exchange for Convertible Debentures, (iii) collecting quarterly interest payments on the Convertible Debentures, placing orders with brokers to sell shares of Common Stock received as such interest payments and paying the required quarterly distributions on its Partnership Securities, (iv) effecting the conversion of the Partnership Preferred Securities into Common Stock Series A and (v) engaging in only those other activities necessary or incidental thereto. The Partnership will hold title to the Convertible Debentures and will have the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Debentures.

                       Citizens Utilities Trust
                            (the "Trust")

  Citizens Utilities Trust, the issuer of the Convertible Preferred Securities, is a statutory business trust formed under the Delaware Business Trust Act (the "Trust Act") pursuant to a declaration of trust, dated as of October 13, 1995, executed by Citizens, as sponsor, and the trustees specified therein. The declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

                                 4

Citizens owns and will own, directly or indirectly, all of the Convertible Common Securities of the Trust, which will amount to at least 3% of the total capital of the Trust. The Trust exists for the sole purposes of
(i) issuing its Trust Securities, (ii) contributing the proceeds thereof to the Partnership to acquire the Partnership Preferred Securities and
(iii) engaging in only those other activities necessary or incidental thereto.


                            Structural Overview
                                  (Diagram)


Diagram represents a structural overview of the component elements of the transactions which are the subject of this Prospectus.

                    Consolidated Summary Financial Information
         (In millions, except percentages, ratios and per share amounts)


                            Twelve Months Ended
                            September 30, 1995       Years Ended December 31,
                           ----------------------   ------------------------

STATEMENT OF INCOME DATA   Pro Forma(1)    Actual   1994       1993     1992
                          -------------    ------   ----       ----     ----
Revenues                     $1,152        $1,038   $910       $619     $580
Operating Expenses              859           784    682        458      429
                          -------------    ------   ----       ----     ----
Income from Operations          293           254    228        161      151
Other Income                     51            57     53         54       47
Interest Expense                 80            89     73         37       39
                          -------------    ------   ----       ----     ----
Income before Income Taxes      264           222    208        178      159
Income Taxes                     84            66     64         52       44
Income before Dividends   -------------    ------   ----       ----     ----
 on Convertible Preferred
 Securities                     180           156    144        126      115
Dividends on Convertible
Preferred Securities (2)          5             -      -          -        -
                          -------------    ------   ----       ----     ----
Net Income                   $  175          $156   $144       $126     $115
                          =============    ======   ====       ====     ====

Earnings Per Share (3)       $.80(4)       $.74(4)  $.73       $.64     $.60
Ratio of Earnings to
 Fixed Charges (5)            4.1            3.4     3.7        5.3      4.8
Ratio of Earnings to
 Combined Fixed
 Charges and Dividends on
 Convertible Preferred
 Securities (6)               3.8            3.4    3.7         5.3     4.8

                                                 At September 30, 1995
                                  ------------------------------------------
CAPITALIZATION DATA                     Pro Forma(7)              Actual
                                  ----------------------     ---------------
  Long-Term Debt                   $ 1,145      40%           $ 1,072    41%
  Equity(8)                          1,726      60%             1,551    59%
                                   -------     -----          -------   -----
      Total Capitalization         $ 2,871     100%           $ 2,623   100%
                                   =======     =====          =======   =====

-----------------------------
(1) The Pro Forma Statement of Income Data reflects the combined results of operations of Citizens and certain Telecommunications Properties (see "Pro Forma Financial Statements") acquired subsequent to September 30, 1994 and properties to be acquired (as of September 30, 1995) as if such properties had been acquired on October 1, 1994. This information should be read in conjunction with the Pro Forma Condensed Statements of Income beginning on page 25 of this Prospectus. The Pro Forma Statement of Income Data is not necessarily indicative of what the actual financial results would have been for the period had the transactions occurred on the date indicated and does not purport to indicate the financial results of future periods.

(2) Presented net of Income Taxes.

(3) Common Stock Series A and Series B per-share amounts have been adjusted retroactively for subsequent stock dividends and stock splits through September 30, 1995. No adjustment has been made for the 1.6% 1995 fourth quarter dividend as this adjustment is immaterial.

(4) Reflects the discontinuance of subsidy contract revenues received through the end of 1994 from Pacific Bell. For the twelve months ended September 30, 1995 on both an Actual and Pro Forma basis this discontinuance had the effect of reducing Income before Income Taxes by $28.5 million and Earnings Per Share by $.09 as compared to prior periods.

(5) "Earnings" consist of Income Before Income Taxes plus fixed charges. "Fixed Charges" consist of interest charges and an amount representing the interest factor included in rentals.

(6) The Company intends to pay the dividends on the Convertible Preferred Securities in the form of Common Stock as opposed to cash. Accordingly, the difference between the Ratio of Earnings to Fixed Charges and the Ratio of Earnings to Combined Fixed Charges and Dividends on Preferred Securities is attributable to the non-cash dividend.

(7) The Pro Forma Capitalization Data reflects the permanent financings of the Telecommunications Properties as if such financings were in place on September 30, 1995. This information should be read in conjunction with the Pro Forma Condensed Balance Sheet beginning on page 23 of this Prospectus. The Pro Forma Capitalization Data is not necessarily indicative of what the actual capitalization would have been for the period had the transactions occurred on the date indicated and does not purport to indicate the capitalization of future periods.

(8) Includes Common Equity and Convertible Preferred Securities.


                               The Offering
Issuer

Citizens Utilities Trust, a statutory Delaware business trust.

Securities Offered

$175,000,000 of Convertible Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust, with a liquidation preference of $50 per security. Additionally, the Trust, the Partnership and Citizens have granted the Underwriters an option for 30 days to purchase up to an additional $26,250,000 of Convertible Preferred Securities at the initial public offering price solely to cover over-allotments, if any.

Distributions

Distributions on the Convertible Preferred Securities will be cumulative from the date of original issuance of the Convertible Preferred Securities at the Rate. Distributions will be paid quarterly in arrears on the Distribution Payment Dates (which are January 31, April 30, July 31 and October 31 of each year) commencing ______________, 199_. Distributions on the Convertible Preferred Securities may not be made unless the Trust receives corresponding distributions on the Partnership Preferred Securities from the Partnership, which in turn may not make such distributions unless it receives corresponding interest payments on the Convertible Debentures from Citizens.

Holders of Convertible Preferred Securities may make an annual election to receive their distributions in either Common Stock Series A or cash (a "Distribution Election"). While Citizens intends to elect to pay interest on the Convertible Debentures in Common Stock Series A, Citizens may also elect to pay interest on the Convertible Debentures in cash. At Citizens' election, interest payments may be deferred as described below under "Interest and Distribution Deferral Provisions." The coordination of these election opportunities require that the elections be made within specific time periods. The following summary describes this time-table. So that the summary may be read without frequent cross-referencing of terms defined elsewhere in this Prospectus, some terms which may be defined elsewhere in this Prospectus are re-defined herein for convenience.

- Concurrent with the offering, initial holders of Convertible Preferred Securities can make a Distribution Election:

   *  To receive stock (a "Stock Distribution Election"), or

   *  To receive cash (a "Cash Distribution Election").

   * If no Distribution Election is made, the initial holder is deemed to have made a Cash Distribution Election.

- Holders other than initial holders are not entitled to make a Distribution Election until an Election Period (as defined below). Such holders, before such Election Period, will be deemed to have made a Cash Distribution Election.

- The "Distribution Declaration Date" will occur on or before December 9, March 13, June 13 and September 12 of each year (which date will be at least ten calendar days prior to the scheduled Record Date). On or prior to such date, Citizens must declare by written notice (the "Distribution Declaration Notice") whether it will:

   *  Make the next interest payment, or

   *  Defer the next interest payment.

   * If the scheduled Distribution Declaration Date falls on a day which is not a Business Day, the Distribution Declaration Date shall be the next preceding day that is a Business Day.

- If the Distribution Declaration Notice states that interest will be paid and not deferred on the next Distribution Payment Date:

   * Since Citizens intends to pay interest on the Convertible Debentures in the form of Common Stock Series A, such notice will ordinarily state that payment will be made in Common Stock Series A (a
      "Stock Payment Election") having an Equivalent Value (as defined hereafter) to the interest payment which has accrued for the period at the Rate; however

      * Such notice can alternatively state that Citizens will pay interest in cash (a "Cash Payment Election"). In such case, a holder who makes a timely Stock Distribution Election will instead receive cash.

      * Such notice will also state the Record Date and the Share Transfer and Valuation Date (as defined hereafter). Such notice, if it relates to the January 31 Distribution Payment Date, will additionally inform holders of the Election Period procedures.

- The Record Date will occur on or before December 19, March 23, June 23 and September 22 of each year (which will be at least 10 calendar days after the Distribution Declaration Date). As of this date, the official list of holders entitled to payment will be generated from information supplied by brokerage houses and nominees and others holding accounts for investors and DTC.

- During an "Election Period" (which, starting in 1996, will be the ten Business Days in each year commencing at least two Business Days after the scheduled Record Date relating to the January 31 Distribution Payment
   Date), a holder can change his Distribution Election by submitting an election form to the broker, nominee or other entity which holds such holder's account. Elections will continue in effect until another election is timely made in a subsequent annual Election Period. Late Distribution Elections will not be effective.

   * Election forms will be sent on or about the first day of the Election Period to beneficial holders of Convertible Preferred Securities by the brokers, nominees or other entities which hold such holders' account.

- If Citizens makes a Stock Payment Election, the Share Transfer and Valuation Date will occur on or before January 18, April 17, July 18 and October 18 of each year (which date will be at least 9 Business Days before the Distribution Payment Date).

  * On each Share Transfer and Valuation Date, the Equivalent Value per share will be determined, and

  * Shares of Common Stock Series A with an Equivalent Value will be delivered by Citizens to the Partnership.

- In the period from the Share Transfer and Valuation Date to the Distribution Payment Date:

  * The Partnership will sell Common Stock Series A in amounts sufficient to pay cash to holders who have made a Cash Distribution Election.

  * To the extent cash proceeds from the sale of Common Stock Series A are insufficient to satisfy Cash Distribution Elections, Citizens will provide the additional cash requirement to the Partnership.

  * Citizens may purchase from the Partnership some or all of the Common Stock Series A transferred to the Partnership as an interest payment. If all such Common Stock Series A is purchased, holders making timely Stock Distribution Elections will receive their distributions in cash.

- The Distribution Payment Dates will be January 31, April 30, July 31 and October 31 of each year.

   * If Citizens has made a Stock Payment Election, on the Distribution Payment Date the Partnership will transfer to the Trust the appropriate number of shares of Common Stock Series A and appropriate amount of cash to satisfy the Stock and Cash Distribution Elections of the holders of the Convertible Preferred Securities.

  * If Citizens has made a Cash Payment Election, Citizens will transfer cash to the Partnership in payment of interest, at the Rate, and the Partnership will transfer such cash to the Trust, all on the Distribution Payment Date.

 * If the scheduled Distribution Payment Date falls on a day which is not a Business Day, the Distribution Payment Date shall be the next day that is a Business Day.

If the Trust should be dissolved or liquidated by reason of the occurrence of a Trust Event (as hereinafter defined) and the Partnership Preferred Securities are distributed to the public investors, the time-table described above will remain applicable with the substitution of Partnership Preferred Securities for the Convertible Preferred Securities, and such other changes resulting from the elimination of the Trust. However, in the event that the Partnership is dissolved or liquidated by reason of the occurrence of a Partnership Event (as hereinafter defined), the right of (i) a holder to make Distribution Elections and (ii) Citizens to make Stock Payment Elections will terminate. In such event, interest payments and distributions will be made only in cash. See "Convertible Preferred Securities - Special Events Redemption and Distribution."

Interest and Distribution Deferral Provisions

Citizens has the right to, and may, at any time and from time to time, elect to defer the payment of each quarterly interest payment to a date subsequent to the regular Interest Payment Date; provided that no such deferral, including extensions, if any, may exceed 20 consecutive quarters nor extend the stated maturity date of the Convertible Debentures. As a consequence, quarterly distributions on the Partnership Preferred Securities and on the Convertible Preferred Securities would be deferred during any such deferral of interest payments. At the end of any such deferrals, Citizens shall make all interest payments then accrued or deferred and unpaid (including any compounded interest). Upon the payment of all accrued or deferred and unpaid interest payments on the Convertible Debentures, the Partnership will pay in full all accrued or deferred and unpaid distributions to holders of the Partnership Preferred Securities, i.e., the Trust, and the Trust will pay in full all accrued or deferred and unpaid distributions to holders of the Convertible Preferred Securities. Citizens shall give the Regular Trustees (as defined herein) written notice of its selection of a deferred interest payment on or before the date the Regular Trustees are required to give notice of the record or payment date of any distribution payable on the Convertible Preferred Securities to the NYSE, the National Association of Securities Dealers Automated Quotation ("NASDAQ") system or other applicable self-regulatory organization, or to the holders of the Convertible Preferred Securities. See the discussion of the Distribution Declaration Notice and Distribution Declaration Date immediately above under "- Distributions." Citizens shall also give written notice of any deferred interest payment to the holders of the Convertible Preferred Securities.
See "Risk Factors - Option to Defer Payment of Distributions," "Convertible Preferred Securities - Distributions," "Convertible Debentures - Option to Defer Interest Payments." Should a deferral of interest payments occur, the holders of the Partnership Preferred Securities and the holders of the Convertible Preferred Securities would continue to accrue income for United States federal income tax purposes even though no interest payments or distributions would in fact be paid. Citizens may not elect to defer interest payments while an Indenture Event of Default has occurred and is continuing.
 See "Risk Factors - Certain Tax

Consequences of Deferral of Interest Payments on Convertible Debentures," "Certain Federal Income Tax Considerations - Potential Deferral of Interest Payments and Original Issue Discount," and "Convertible Preferred Securities
- Deferrals."

Liquidation Preference

$50 per Convertible Preferred Security in cash, plus an amount equal to any accrued or deferred and unpaid distributions in cash or Common Stock.

Conversion into Citizens Common Stock Series A

Each Convertible Preferred Security is convertible in the manner described below at the option of the holder (unless previously redeemed) into shares of Common Stock Series A of Citizens, at a conversion price of $______ per share of Common Stock Series A (equivalent to a conversion rate of _____ shares of Common Stock Series A for each $50 of liquidation preference of Convertible Preferred Securities), subject to adjustment, as specified below. A holder of Convertible Preferred Securities wishing to exercise its conversion right as to all or a portion of such Convertible Preferred Securities shall, in effect, surrender such Convertible Preferred Securities, or portion thereof, by submitting an irrevocable conversion notice to Chemical Bank who will, among other things, serve as the conversion agent (the "Conversion Agent"). See "Convertible Preferred Securities - Conversion Rights."

Commencing in 1990, Citizens has followed the policy of paying quarterly dividends on both Series of its common stock in shares of common stock. The conversion price of the Convertible Preferred Securities will be adjusted downward to reflect the declaration of each future quarterly stock dividend. The conversion price is also subject to adjustment in other circumstances. See "Convertible Preferred Securities - Conversion Rights."

Optional Redemption

The Convertible Debentures are redeemable by Citizens, in cash, at its option, in whole or in part, from time to time, on or after _________________, 199_, at 100% of the principal amount being redeemed, together with accrued or deferred but unpaid interest, or at any time in certain circumstances, as specified below. If Citizens redeems Convertible Debentures, the Trust must redeem Convertible Preferred Securities and Convertible Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at $50 per Trust Security in cash, plus accrued or deferred and unpaid distributions thereon in either cash or Common Stock. See "Convertible Preferred Securities - Optional Redemption" and "Convertible Debentures - Optional Redemption."

Special Events Redemption and Distribution

Upon the occurrence of certain events (and subject to certain conditions), the Trust will be liquidated and the holders of the Convertible Preferred Securities will receive Partnership Preferred Securities in lieu of any cash distribution. Also upon the occurrence of certain events (and subject to certain conditions), both the Partnership and the Trust may be liquidated and the holders of the Convertible Preferred Securities may receive Convertible Debentures in lieu of any cash distribution. If such certain conditions for such liquidation(s) are not met upon the occurrence of such events, or upon the occurrence of other special events (also subject to certain conditions), the Convertible Debentures are redeemable, in whole or in part, at the option of Citizens, together with all accrued or deferred but unpaid interest, which would result in the redemption of the Partnership Preferred Securities and the Trust Securities, each in the same liquidation value as the principal amount of the Convertible Debentures so redeemed. See "Convertible
Preferred Securities - Special Events Redemption and Distribution."

Redemptions Terminate Convertibility

If Convertible Preferred Securities are called for redemption, whether through the exercise by Citizens of its option after ________, 199_, upon the occurrence of a Special Event, or upon maturity or acceleration upon default, the conversion rights of holders with regard to the Convertible Preferred Securities will terminate five (5) Business Days prior to the redemption date.

Redemption on Maturity or Upon Acceleration

In addition, unless previously redeemed, Convertible Preferred Securities will be redeemed at maturity (on _____________, 2035) or as a result of acceleration upon default of the Convertible Debentures. See "Convertible Preferred Securities - Redemption on Maturity or Upon Acceleration" and "Convertible Debentures - Events of Default."

Guarantees

Under the Convertible Debentures, Citizens' payment obligation is absolute and unconditional. In addition, Citizens has payment obligations under the Partnership Guarantees and the Trust Guarantees. Pursuant to the Convertible Preferred Securities Guarantee Agreement (the "Convertible Preferred Securities Guarantee") and the Partnership Preferred Securities Guarantee Agreement (the "Partnership Guarantee"), Citizens will irrevocably agree, on a subordinated basis, to pay in full (a) the distributions by the Trust on the Convertible Preferred Securities and by the Partnership on the Partnership Preferred Securities, (b) the redemption price (including all accrued or deferred and unpaid distributions) of the Convertible Preferred Securities and the Partnership Preferred Securities and (c) payments on liquidation with respect to the Convertible Preferred Securities and the Partnership Preferred Securities, in each case, only to the extent Common Stock and/or cash are on hand and available (and, in the case of Partnership Preferred Securities, legally available) therefor. A holder of Convertible Preferred Securities may enforce Citizens' obligations under the Guarantees directly against Citizens. See "Guarantees - General." The Guarantees will be unsecured and each will be subordinated to all Senior Indebtedness of Citizens. The Guarantees, when taken together with Citizen's obligations under the Convertible Debentures, the Indenture, the Declaration and the Limited Partnership Agreement, including its obligation to pay costs, expenses and certain indemnities of the Trust, constitute a full and unconditional guarantee of amounts due under the Convertible Preferred Securities. In the event of the bankruptcy, liquidation or winding-up of Citizens, its obligations under the Guarantees will rank junior to all Senior Indebtedness and, therefore, funds may not be available for payment under the Guarantees. See "Risk Factors - Subordinate Obligations Under Guarantees and Convertible Debentures," "Risk Factors - Dependence on Convertible Debenture Payments" and "Guarantees."

Voting Rights

Holders of the Convertible Preferred Securities will have limited voting rights. See "Convertible Preferred Securities - Voting Rights."

Convertible Debentures

The Convertible Debentures issued to the Partnership will have a maturity of 40 years and will bear interest at the Rate payable quarterly in arrears, payable in either an Equivalent Value of shares of Common Stock Series A or cash, at the option of Citizens. Citizens has the right to, and may, defer the payment of each quarterly interest payment (See "Interest and Distribution Deferral Provisions" above); Citizens will have the right to make payment of some, but need not make all, of such deferred quarterly interest payments during a deferral of interest payments. The absence of interest payments during a deferral of interest payments would not constitute a default or an event of default under the Indenture or any other of Citizens' currently outstanding indebtedness. Unless previously redeemed, the Convertible Debentures are convertible into shares of Common Stock Series A at the option of the holders thereof.

The Convertible Debentures are redeemable at the option of Citizens, in whole or in part, from time to time on or after _________, 199_, or at any time upon the occurrence of certain events (and generally subject to certain conditions). See "Convertible Debentures - Special Events Redemption and Distribution."

The payment of the principal and interest in cash on the Convertible Debentures will be subordinated in right of payment to all Senior Indebtedness of Citizens, which is hereafter defined to generally include all indebtedness except trade accounts payable and liabilities incurred in the ordinary course of business. See "Risk Factors - Subordinate Obligations Under Guarantees and Convertible Debentures," and "Risk Factors - Dependence on Convertible Debenture Payments."

                               Use Of Proceeds

The proceeds to be received by the Trust from the sale of the Convertible Preferred Securities and the Convertible Common Securities will be contributed by the Trust to the Partnership to be invested thereby in the Convertible Debentures of Citizens, which, after paying the expenses associated with this offering, will use such funds to repay outstanding commercial paper issued to temporarily and partially fund the purchase price of certain acquired telecommunications properties described herein and to permanently fund a portion of the to-be-acquired telecommunications properties described herein. See "Use of Proceeds."

See "Risk Factors" for a discussion of certain material risks to be considered in connection with an investment in the Convertible Preferred Securities.

                                 RISK FACTORS

  Prospective purchasers of Convertible Preferred Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters:

      Subordinate Obligations Under Guarantees and Convertible Debentures

  Citizens' obligations under the Convertible Debentures and its obligations under the Guarantees are subordinate and junior in right of payment to all Senior Indebtedness of Citizens. As of September 30, 1995, there was $1,229,596,000 of Senior Indebtedness outstanding (not including certain other obligations, see "Convertible Debentures-Subordination"). The
Convertible Debentures are also effectively subordinate to all existing and future liabilities, including trade payables, to Citizens' subsidiaries and affiliates. There are no terms in the Convertible Preferred Securities, the Partnership Preferred Securities, the Convertible Debentures or the Guarantees that limit Citizens' ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantees, or the ability of its subsidiaries to incur additional indebtedness. The Convertible Preferred Securities Guarantee guarantees payment to the holders of the Convertible Preferred Securities of accrued and unpaid quarterly distributions, amounts payable on redemption, and amounts payable on liquidation of the Trust. However, such amounts are guaranteed only to the extent that the Trust has cash and/or Common Stock on hand available therefor and the payments thereof do not otherwise violate applicable law. The Guarantees, when taken together with Citizen's obligations under the Convertible Debentures, the Indenture, the Declaration and the Limited Partnership Agreement, including its obligation to pay costs, expenses and certain indemnities of the Trust, constitute a full and unconditional guarantee of amounts due under the Convertible Preferred Securities. If Citizens were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Convertible Debentures, the Trust would lack available cash and/or Common Stock for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities. In such event, holders of the Convertible Preferred Securities would not be able to rely upon the Convertible Preferred Securities Guarantee for payment of such amounts. On the bankruptcy, liquidation or winding-up of Citizens, its obligations under the Convertible Preferred Securities Guarantee will rank junior to all Senior Indebtedness and, therefore, funds may not be available for payment under the Convertible Preferred Securities Guarantee.
See "Guarantees" and "Convertible Debentures - Subordination."

    Dependence on Convertible Debenture Payments

  The Trust's ability to pay amounts due on the Convertible Preferred Securities is solely dependent upon Citizens Capital's ability to pay amounts due on the Partnership Preferred Securities, which is in turn solely dependent upon Citizens' ability to make payments on the Convertible Debentures as and when required. Since Citizens is also the guarantor of the Convertible Preferred Securities, in the event that Citizens is unable to make payments on the

Convertible Debentures, or the Trust is unable to make payments on the Convertible Preferred Securities as and when required, there is a substantial likelihood that Citizens will be unable to make payments on the Convertible Preferred Securities Guarantee as and when required. See "Convertible Preferred Securities - Distributions" and "Guarantees - General."

 Enforcement of Certain Rights by Holders of Convertible Preferred Securities

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a limited partner of Citizens Capital (the holder of the Convertible Debentures) against Citizens. In addition, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration (as defined herein), including the right to direct the Property Trustee to exercise the remedies available to it as a limited partner of Citizens Capital. If the Property Trustee fails to enforce its right, a holder of Convertible Preferred Securities may institute a legal proceeding directly against Citizens to enforce the Property Trustee's rights as a limited partner of Citizens Capital, without first instituting any legal proceeding against the Property Trustee, Citizens Capital or any other person or entity. See "Convertible Preferred Securities - Declaration Events of Default," and "- Voting Rights."

  Option to Defer Payment of Distributions

  Citizens has the right, at any time and from time to time during the term of the Convertible Debentures, to elect to defer the date on which one or more of the quarterly interest payments would otherwise become due and payable by the giving of notice of deferral; provided that no deferred quarterly interest payment, including any extension of deferral, shall remain unpaid for more than 20 consecutive quarters or be deferred beyond the maturity of the Convertible Debentures. As a consequence, quarterly distributions on the Partnership Preferred Securities and on the Convertible Preferred Securities would be deferred during any such deferral of interest payments. However, unpaid distributions would be compounded quarterly at the Rate. In the event that Citizens exercises this right, Citizens shall not (i) declare or pay any dividend or distribution on any of its capital stock (other than dividends payable in capital stock), (ii) redeem, purchase, otherwise acquire or make a liquidation payment with respect to, any of its capital stock, except in the form of capital stock, (iii) pay interest, principal or any premium (if any), on or repay, repurchase or redeem any indebtedness for borrowed money which is expressly junior in subordination to the Convertible Debentures, except in the form of capital stock, or
(iv) make any guarantee payment with respect to the foregoing (other than payments under the Guarantees), during any such deferral period and until all distribution arrearages have been paid in full; provided, however, that during such deferral periods, Citizens may reacquire from the Partnership any securities the Partnership has received from Citizens and continues to hold. See "Convertible Debentures - Option to Defer Interest Payments" and "- Certain Covenants of Citizens."

  Certain Tax Consequences of Deferral of Interest Payments on Convertible Debentures

  Should a deferral of interest payments occur, the holders of the Convertible Preferred Securities would continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of record of Convertible Preferred Securities. As a result, each such holder will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash or shares of Common Stock Series A and will not receive the cash or shares of Common Stock Series A related to such income if such holder disposes of or converts its Convertible Preferred Securities prior to the record date for payment of distributions. See "Certain Federal Income Tax Considerations - Potential Deferral of Interest Payments and Original Issue Discount."

  Citizens has no current intention of exercising its right to defer payments of interest on the Convertible Debentures. However, should Citizens determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be affected. A holder that disposes of or converts its Convertible Preferred Securities during such a deferral of interest payments, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Citizen's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures through the Partnership Preferred Securities) may be more volatile than other securities on which original issue discount accrues that do not have such rights. See "Certain Federal Income Tax Considerations
- Potential Deferral of Interest Payments and Original Issue Discount."

  Tax and Market Consequences of Special Events Redemption or Distribution

  At any time upon the occurrence of certain events, the Convertible Debentures are redeemable, in whole or in part, which would result in the redemption of the Partnership Securities and the Trust Securities. In addition, upon the occurrence of certain events, the Trust and/or the Partnership could be liquidated and the holders of the Convertible Preferred Securities may receive Partnership Preferred Securities or Convertible Debentures in lieu of any liquidating cash distribution. See "Convertible Preferred Securities - Special Events Redemption and Distribution." If any such redemption or liquidation of the Trust which resulted in the distribution of cash as described herein occurred within the first three years following the date of this Prospectus, such event would have the effect of causing holders of Convertible Preferred Securities to lose their conversion rights, which loss of rights might materially adversely impact the perceived value of such securities.

  Under current United States federal income tax law, a distribution of Partnership Preferred Securities or Convertible Debentures upon the liquidation of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. However, upon occurrence of an event leading to a liquidation, in which holders of the Convertible Preferred Securities did receive cash, such liquidation would be a taxable event to such holders. See "Certain Federal

Income Tax Considerations - Receipt of Partnership Preferred Securities, Convertible Debentures or Cash Upon Liquidation of Citizens Capital and the Trust."

  There can be no assurance as to the market prices for the Convertible Preferred Securities, or the Partnership Preferred Securities or the Convertible Debentures that may be distributed in exchange for the Convertible Preferred Securities, if a dissolution or liquidation of any kind were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Partnership Preferred Securities or Convertible Debentures that a holder of Convertible Preferred Securities may receive on some dissolution and liquidation, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Partnership Preferred Securities or Convertible Debentures upon the occurrence of certain events, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Partnership Preferred Securities and Convertible Debentures and should carefully review all the information regarding the Partnership Preferred Securities and Convertible Debentures contained herein. See "Convertible Preferred Securities - Special Events Redemption and Distribution," "Partnership Preferred Securities" and "Convertible Debentures."

  Limited Voting Rights

  Holders of the Convertible Preferred Securities will have limited voting rights and, except for the right of holders of Convertible Preferred Securities to enforce rights of the Property Trustee upon the occurrence of certain events described herein, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trust Trustees, which voting rights are vested exclusively in the holder of the Convertible Common Securities. See "Convertible Preferred Securities - Voting Rights."

  Trustee Conflicts of Interest

  Chemical Bank is the Property Trustee (as hereafter defined) for the Trust, and is also the Trustee under the Indenture governing the Convertible Debentures. Chemical Bank will be the only trustee of the Trust which will act as indenture trustee for purposes of compliance with the Trust
Indenture Act. In addition, Chemical Bank is the trustee under certain of the Company's outstanding debentures which qualify as Senior Indebtedness for purposes of the Convertible Debentures offered hereby. The bank is also a participant in the Company's current lines of credit, of which no amount is outstanding as of the date hereof. In certain circumstances, Chemical Bank is authorized to act on behalf of the holders of the Convertible Debentures (and so, consequently, the Partnership Preferred Securities and Convertible Preferred Securities) in enforcing their rights and entitlements as described in this Prospectus. See "Convertible Preferred Securities - Declaration Events of Default." Chemical Bank is also authorized to act on behalf of certain holders of Citizens' Senior Indebtedness, and may be a creditor in its own right under the Company's bank lines of credit. In the event of a future default under the Company's Senior Indebtedness, line of credit or the securities offered hereby,

Chemical Bank might have to resign its role as a trustee under any such Senior Indebtedness, or as the Trustee under the Convertible Debentures.
In such event, a replacement would have to be appointed. Any such replacement Trustee would succeed to all of the rights, powers and duties of Chemical Bank vis-a-vis holders of the Convertible Preferred Securities, Partnership Preferred Securities and Convertible Debentures offered hereby. See "Convertible Debentures - Information Concerning the Debenture Trustee."

  Trading Price and Taxes

  The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures as a result of the original issue discount ("OID") requirements of the Internal Revenue Code of 1986, as amended (the "Code") through the date of disposition in income as ordinary income. The holder will also be required to add such amount to his adjusted tax basis on his pro-rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations - Potential Deferral of Interest Payments and Original Issue Discount" and "- Sales of Convertible Preferred Securities."

  No Prior Market for the Convertible Preferred Securities; Market Risk on Distributions in Common Stock

  The Convertible Preferred Securities constitute a new issue of securities with no established trading market. Application will be made to list the Convertible Preferred Securities on the NYSE. Listing on the NYSE will be subject to meeting the requirements of the NYSE. Even if approval for listing is received, there can be no assurance that an active market for the Convertible Preferred Securities will develop or be sustained in the future on the NYSE. Although the Underwriters have indicated to Citizens that they intend to make a market in the Convertible Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Convertible Preferred Securities.

  The shares of Common Stock Series A that a holder of Convertile Preferred Securities will receive as a result of making a Stock Distribution Election will have an Equivalent Value (as determined on the Share Transfer and Valuation Date on which they were deposited with the Partnership) equal to the cash amount that would be payable to a holder who has made a Cash Distribution Election. However, the value of such shares will be subject to market fluctuations and there can be no assurance that the market price of such shares will not thereafter decline.

                         CITIZENS UTILITIES COMPANY

  Citizens Utilities Company is a diversified operating public utility which provides, either directly or through subsidiaries, telecommunications, natural gas transmission and distribution, electric distribution, water or wastewater services to customers in areas of nineteen states. Operating divisions of Citizens provide electric distribution and natural gas transmission and distribution public utility services, purchasing most of the electric power needed and all gas supplies. Telecommunications, water and wastewater public utility services are provided either by divisions of Citizens or by its subsidiaries. Citizens holds a significant investment interest in Centennial Cellular Corp., a cellular telephone company, and also owns Electric Lightwave, Inc., an alternative telecommunications service provider operating in five western states. Beginning with 1945, the Company has increased its revenues, net income and earnings per share (as adjusted for subsequent stock dividends and stock splits) every year without interruption.

  The Company, with administrative offices at High Ridge Park, Stamford, Connecticut 06905 (telephone 203-329-8800), was incorporated in Delaware in 1935 to acquire the assets and business of a predecessor corporation. Since then, the Company has grown as a result of investment in its own utility operations and the acquisition of numerous additional utility operations.

  As a result of its diversification, the Company is not dependent upon any single geographic area or any one type of utility service for its revenues. Because of this diversity, no single regulatory body regulated or will regulate a utility service of the Company accounting for more than 12% of its revenues for the twelve months ended September 30, 1995, pro forma for the acquisition of the telecommunications properties described hereafter. The Company is not aware of any other utility company as fully diversified in both geographic areas served and variety of services provided. The Company's operations are conducted principally in small and medium-sized communities. No material part of the Company's business is dependent upon a single customer or a small group of customers. The loss of any single customer or a small group of customers would not have a materially adverse effect upon the Company. The Company's consumer connections have increased from 26,150 in 1945, to 225,389 in 1965, to 610,585 in 1985, and to over 1,500,000 as of
September 30, 1995.

  The Company continually considers and is carrying out expansion through acquisitions and joint ventures in the rapidly evolving telecommunications and cable television industries and in traditional public utility and related businesses.

  On November 29, 1994, Citizens and ALLTEL Corporation ("ALLTEL") announced the signing of definitive agreements pursuant to which Citizens agreed to acquire from ALLTEL, for a total purchase price of $292 million, certain telephone properties serving approximately 110,000 local telephone access lines and certain cable television systems serving approximately 7,000 subscribers. The properties are located in eight states: Arizona, California, Nevada, New Mexico, Oregon, Tennessee, Utah and West Virginia ("ALLTEL Telecommunications

Properties"). On June 30, 1995, 35,662 local telephone access lines in Oregon and West Virginia were transferred to the Company. On September 30, 1995, approximately 19,000 local telephone access lines in Tennessee were transferred to the Company. On October 31, 1995, approximately 18,000 local telephone access lines in Arizona, New Mexico and Utah and approximately 7,000 cable television lines in Arizona, New Mexico and California were transferred to the Company. The remaining ALLTEL Telecommunications Properties are expected to be transferred to the Company by early 1996.
The purchases require the approval of the regulatory commissions of the states in which the properties are located.

                             USE OF PROCEEDS

  The proceeds to be received by the Trust from the sale of the Convertible Preferred Securities and the Convertible Common Securities will be contributed by the Trust to the Partnership to be invested thereby in the Convertible Debentures. Citizens, after payment of the Underwriters' Compensation (as defined under "Underwriting") and other expenses of the offering, will use the net proceeds from the sale of such Convertible Debentures to the Partnership of approximately $______________ (approximately $________ if the Underwriters' overallotment option is exercised in full) to repay outstanding commercial paper issued to temporarily and partially fund the purchase price of certain acquired telecommunications properties described herein and to permanently fund a portion of the to-be-acquired telecommunications properties described herein.

                     CAPITAL REQUIREMENTS AND FINANCING

  The purchase price for the ALLTEL Telecommunications Properties, net of property to be transferred to ALLTEL valued at $10 million, is $282 million. The Company intends to permanently finance the acquisition of the ALLTEL Telecommunications Properties approximately one-third ($94 million) from the issuance of equity securities, one-third ($94 million) from the issuance or assumption of debt securities, and one-third ($94 million) from Company cash and investments. As of September 30, 1995, approximately $79 million of the purchase price of other telecommunications properties acquired by the Company in 1994 remained temporarily financed with commercial paper classified as short-term debt pending the issuance of equity securities.
The proceeds from the sale of the Convertible Preferred Securities will be used to satisfy the foregoing $173 million of permanent equity funding requirements.

  The purchase price for the ALLTEL Telecommunications Properties transferred as of September 30, 1995 had been partially and temporarily financed with $17 million of commercial paper which was classified as long-term debt since the Company intended to refinance such commercial paper with long-term debt securities. As of September 30, 1995, the Company had an additional $60 million of outstanding commercial paper classified as long-term debt. The foregoing $77 million of commercial paper classified as long-term debt was refinanced with part of the proceeds from the $150 million Debenture issuance on October 20, 1995 (see "Pro Forma Condensed Balance Sheet" on page 23 herein).

  The Company carries out a continuous construction program to maintain reliable and safe service and to meet future customer service requirements. The Company estimates that expenditures for construction, extension and improvement of service relating to existing properties, including the acquired Telecommunications Properties, will require approximately $262 million in 1995. The Company's construction program is under continuous review and may be revised depending on business and economic conditions, regulatory action, governmental mandates, customer demand and other factors. Capital requirements are being financed from internally generated funds, the issuance of taxable and tax-exempt long-term debt, short-term borrowings, customer advances, and contributions in aid of construction.

  The Company maintains $600 million of committed bank lines of credit for general corporate purposes under which there were no amounts outstanding as of November 20, 1995.

          DESCRIPTION OF COMMON STOCK SERIES A AND SERIES B

  Citizens' common stock consists of two series: Common Stock Series A and Common Stock Series B. The Company has authorized 200,000,000 shares of Common Stock Series A and 300,000,000 shares of Common Stock Series B. As of November 1, 1995 the Company had outstanding 155,278,834 shares of Common Stock Series A and 69,997,757 shares of Common Stock Series B. As of November 1, 1995 there were 25,764 record holders of Common Stock Series
A and 20,707 record holders of Common Stock Series B. The holders of Common Stock Series A and Common Stock Series B are entitled to one vote for each share on all matters voted on by stockholders. Pursuant to Citizens' Restated Certificate of Incorporation, the holders of Common Stock Series A and the holders of Common Stock Series B vote together as a single class on all matters to be voted on by stockholders, unless otherwise expressly required by applicable law. Common Stock Series A is convertible, on a share-for-share and tax-free basis, into Common Stock Series B at all times. Common Stock Series B is not convertible into Common Stock Series A. The Board of Directors of Citizens may, in its sole discretion and at any time, require all of the holders of Common Stock Series A to exchange all of their shares of Common Stock Series A for shares of Common Stock Series B on a share-for-share basis. The holders of Common Stock Series A and Series B participate ratably in liquidation. The holders of Common Stock Series A and B have no preemptive rights.

                DIVIDENDS ON COMMON STOCK SERIES A AND SERIES B

  The holders of Common Stock Series A and B are entitled to receive dividends when and as declared by the Board of Directors of Citizens out of funds legally available therefor. Dividends have been paid to holders of common stock every year without interruption beginning in 1939 and, although there can be no assurances as to the amount of any future dividends, the Company has increased cash dividends and/or cash value equivalents every year without interruption beginning in 1946. Beginning in 1956, when the two-series common stock capitalization of Citizens was initiated, through 1989, only stock dividends were paid on Common Stock Series A and only cash dividends were paid on Common Stock Series B. Commencing in 1990, Citizens has declared and paid quarterly stock dividends at the same rate on shares of both Common Stock Series A and Common Stock Series B. The stock dividend rate is based on an underlying cash equivalent. The Company expects that under present federal tax law, stock dividends on Common Stock Series A and Common Stock Series B, if paid and received pro-rata and otherwise in the same manner as they have been since 1990, will be free of current federal income taxation on receipt. Such stock dividends are treated as capital transactions when and if sold. Gain or loss is based on the difference between sales price and adjusted basis per share.

  To the extent that stock dividends are declared on the Common Stock Series B, the same stock dividend must be declared on the Common Stock Series A. To the extent that cash dividends are paid out of funds that are legally available on the Common Stock Series B, stock dividends with an equivalent fair value must be paid during the same calendar year on the Common Stock Series A, unless cash dividends are declared on the Common Stock Series A at the same time and in an equal amount as on the Common Stock Series B.

                      COMMON STOCK TRANSFER AGENT

  The transfer agent for the Company's Common Stock Series A and B is Illinois Stock Transfer Company.

                        COMMON STOCK PRICE RANGE

  Citizens trades on the New York Stock Exchange under the symbols CZNA and CZNB for Common Stock Series A and Common Stock Series B, respectively. The table below indicates the high and low prices per share for the periods shown. The high and low prices per share were taken from the daily quotations published in The Wall Street Journal during the periods indicated. Prices have been adjusted retroactively for subsequent stock dividends and the August 31, 1993 2-for-1 stock split, and the July 24, 1992, 3-for-2 stock split, rounded to the nearest 1/8th.

             1st Quarter     2nd Quarter     3rd Quarter     4th Quarter
             -----------     -----------     -----------     -----------
             High    Low     High    Low     High    Low     High    Low
             ----    ---     ----    ---     ----    ---     ----    ---

1995
----
Series A   $13.625 $11.750  $12.375 $10.250 $11.500 $10.625 $  -   $  -
Series B    13.625  11.750   12.375  10.500  11.500  10.750    -      -

1994
----
Series A    16.125  13.125   14.875  12.500  13.625  12.375  13.000  11.750
Series B    16.250  13.000   14.875  12.500  13.625  12.375  13.000  11.875

1993
----
Series A    15.750  12.000   16.500  14.250  16.375  11.875  17.750  14.375
Series B    15.750  12.125   16.500  14.125  16.375  11.875  17.625  14.375

1992
----
Series A    11.125   9.375   10.750   9.875  12.125   9.625  13.000  10.750
Series B    10.875   9.375   10.750   9.500  12.250   9.500  13.000  10.750

The reported high and low prices for October 2, 1995 through November 20, 1995 were $12 7/8 and $10 3/4 per share of Common Stock Series A and $12 7/8 and $10 3/4 per share of Common Stock Series B, respectively. The reported last sale prices on the New York Stock Exchange on November 20, 1995 were $12 1/4 per share of Common Stock Series A and $12 1/4 per share of Common Stock Series B.


                        FINANCIAL INFORMATION

  The following financial information, including pro forma financial information reflecting the acquisition of certain telecommunications properties, is qualified in its entirety by, and should be read in conjunction with, the information appearing elsewhere herein and the documents and financial statements incorporated by reference herein.



                                         Revenues
                         Twelve Months Ended September 30, 1995
                         --------------------------------------
                                      (In Thousands)

Business Sector              Pro Forma                        Actual
------------------    -----------------------      -------------------------
Telecommunications    $   711,256      61.7%       $   597,053        57.5%
Natural Gas               192,992      16.8%           192,992        18.6%
Electric                  172,253      14.9%           172,253        16.6%
Water/Wastewater           76,224       6.6%            76,224         7.3%
                      -----------   ---------      -----------     ---------
Total                 $ 1,152,725     100.0%       $ 1,038,522       100.0%
                      ===========   =========      ===========     =========

                              PRO FORMA FINANCIAL STATEMENTS

             Citizens Utilities Company and Telecommunications Properties
                             Pro Forma Condensed Balance Sheet
                                        (In thousands)

  The following Pro Forma Condensed Balance Sheet represents the historical condensed balance sheet of Citizens at September 30, 1995, giving effect to the acquisitions of the yet to be acquired Telecommunications Properties (as defined in Note 1 on page 24) following the purchase method of accounting, as well as the completion of the permanent financings for the acquired Telecommunications Properties as if such acquisitions and financings were closed on September 30, 1995. The Pro Forma Condensed Balance Sheet should be read in conjunction with the historical financial statements and related notes thereto of Citizens which are incorporated by reference herein. The
Pro Forma Condensed Balance Sheet is not necessarily indicative of what the actual financial position would have been had the transactions occurred at the date indicated and does not purport to indicate future financial position.

                                           As at September 30, 1995
                                 -------------------------------------------
                                                           Pro Forma
                                                ----------------------------
                                  Citizens      Adjustments(1)      Adjusted
                                 -----------    --------------     ---------
Assets
------

Current Assets:
  Cash                           $   17,873       $309,997 (2)     $   22,145
                                                  (305,725)(3)
  Accounts Receivable               169,407                           169,407
  Other                              37,467                            37,467
                                 -----------                       ----------
Total Current Assets                224,747                           229,019
                                 -----------                       ----------
Net Property, Plant and
 Equipment                        2,730,936        152,075 (3)      2,883,011
                                 -----------                       ----------
Investments                         335,525        (66,000)(2)        269,525
Regulatory Assets                   179,186                           179,186
Deferred Debits and
 Other Assets                       196,534                           196,534
                                 -----------    --------------     ----------
                                 $3,666,928       $ 90,347         $3,757,275
                                 ===========    ==============     ==========

Liabilities and Equity
----------------------

Current Liabilities:
  Long-Term Debt Due
   Within One Year               $    4,003       $ (4,003)(2)     $        0
  Short-Term Debt                   153,650       (153,650)(3)              0
  Other                             268,456                           268,456
                                 -----------                       ----------
Total Current Liabilities           426,109                           268,456
Regulatory Liabilities               29,294                            29,294
Deferred Credits and Other
 Liabilities                         96,419                            96,419
Deferred Income Taxes               273,137                           273,137
Customer Advances for
 Construction and Contributions
 in Aid of Construction             219,200                           219,200
Long-Term Debt                    1,071,943       150,000 (2)
                                                  (77,000)(2)       1,144,943
Company Obligated Mandatorily
 Redeemable Convertible
 Preferred Securities*                            175,000 (2)         175,000
Common Equity                     1,550,826                         1,550,826
                                 -----------    --------------     ----------
                                 $3,666,928     $  90,347          $3,757,275
                                 ===========    ==============     ==========

--------------------
*Represents mandatorily redeemable securities of subsidiaries, the sole assets of which are convertible debentures of the Company.

See Notes to Pro Forma Condensed Balance Sheet on page 24.

             Citizens Utilities Company and Telecommunications Properties
                      Notes to Pro Forma Condensed Balance Sheet

(1) In May 1993, Citizens and GTE Corp. ("GTE") signed definitive agreements pursuant to which Citizens agreed to acquire from GTE, for approximately $1.1 billion in cash, certain GTE telephone properties ("GTE Telephone Properties") serving approximately 500,000 local telephone access lines in eight states. On December 31, 1993, 189,123 local telephone access lines in Idaho, Tennessee, Utah and West Virginia were transferred to the Company. On June 30, 1994, 270,883 access lines in New York were transferred to the Company. On November 30, 1994, 37,802 access lines in Arizona and Montana were transferred to the Company and on December 30, 1994, 5,440 local telephone access lines in California were transferred to the Company.

     In November 1994, Citizens and ALLTEL signed definitive agreements pursuant to which Citizens agreed to acquire from ALLTEL, for $292 million, certain ALLTEL telecommunications properties ("ALLTEL Telecommunications Properties") serving approximately 110,000 local telephone access lines and certain cable television systems serving approximately 7,000 subscribers in eight states. The purchase price of the ALLTEL Telecommunications Properties (net of 3,600 Citizens telephone access lines which have been valued at $10 million and are to be transferred to ALLTEL in a tax free exchange) is $282 million.
     On June 30, 1995, 35,662 local telephone access lines in West
     Virginia and Oregon were transferred to the Company. On September 30, 1995, approximately 19,000 local telephone access lines in Tennessee were transferred to the Company. On October 31, 1995, approximately 18,000 local telephone access lines in Arizona, New Mexico and Utah and approximately 7,000 cable television lines in Arizona, New Mexico and California were transferred to the Company. The remaining local telephone access lines are expected to be transferred to the Company by early 1996. The GTE Telephone Properties and the ALLTEL Telecommunications Properties are collectively referred to as the "Telecommunications Properties."

(2) Through September 30, 1995, the purchase price for the Telecommunications Properties had been permanently financed with approximately $392 million of cash and investments, $281.3 million of equity securities issued through an underwritten public offering, the Company's Direct Stock Purchase and Sale Plan and employee benefit plans, and $402 million of debt securities. The remainder of the purchase price of the Telecommunications Properties transferred as of September 30, 1995 had been temporarily financed with commercial paper, $153.7 million of which is classified as Short-Term Debt (to be repaid from cash and investments and the issuance of equity securities) and $17 million which is classified as Long-Term Debt (to be refinanced with Long-Term Debt). As of September 30, 1995, the Company had an additional $60 million in commercial paper outstanding classified as Long-Term Debt.

     When added to the $392 million of cash and investments used, $281.3 million of equity securities issued and the $402 million of debt securities which have been issued or assumed to permanently finance the acquisitions of the Telecommunications Properties, these adjustments reflect the anticipated permanent financing of the $1.381 billion purchase price (net of the property valued at $10 million to be transferred to ALLTEL) for the Telecommunications Properties with approximately equal components of cash and investments ($458 million), debt securities ($469 million), and equity securities ($454 million). These adjustments also reflect the use of a portion of the proceeds from the issuance of $150 million of debentures on October 20, 1995 to repay the above-described $77 million of commercial paper classified as Long-Term Debt, refund $4 million of Long-Term Debt Due Within One Year, permanently fund a portion of the purchase price of the Telecommunications Properties and for other general corporate purposes.

(3) Reflects the use of permanent financing proceeds to pay the purchase price of the Telecommunications Properties to be transferred to Citizens after September 30, 1995 (net of the property valued at $10 million to be transferred to ALLTEL) and to repay all Short-Term Debt.

                 Citizens Utilities Company and Telecommunications Properties
                              Pro Forma Condensed Statement of Income
                            (In thousands, except for per-share amounts)

  The following Pro Forma Condensed Statement of Income for the twelve months ended September 30, 1995 combines the historical statements of income of Citizens and the Telecommunications Properties as if the acquisitions and the permanent financings had been closed October 1, 1994. The Pro Forma Condensed Statement of Income should be read in conjunction with the historical financial statements and related notes thereto of Citizens and those of the Telecommunications Properties that have been audited and which are incorporated by reference herein. The Pro Forma Condensed Statement of Income is not necessarily indicative of what the actual financial results would have been for the period had the transactions occurred at the date indicated and does not purport to indicate the financial results of future periods.

                              Twelve Months Ended September 30, 1995
                              --------------------------------------
                                                             Pro Forma
                                                       ----------------------
                         Citizens   Acquisitions*(1)   Adjustments  Combined
                         --------   ----------------   -----------  --------
Revenues                $1,038,522      $114,203                   $1,152,725
Expenses:
Operating Expenses         635,814        48,456                      684,270
Depreciation and
 Amortization              148,650        24,733        $1,600 (3)    174,983
                         ---------  ----------------   -----------  ---------
Total Operating
 Expenses                  784,464        73,189         1,600        859,253

Income from Operations     254,058        41,014        (1,600)       293,472
Other Income, net           57,147         1,190        (7,500)(4)     50,837
Interest Expense            88,909         5,451       (14,600)(5)     79,760
                         ---------  ----------------   -----------  ---------
Income Before
 Income Taxes              222,296        36,753         5,500        264,549

Income Taxes                65,754        13,765         4,700 (6)     84,219
                         ---------  ----------------   -----------  ---------
Income before Dividends
 on Convertible Preferred
 Securities                156,542        22,988           800        180,330
Dividends on Company
 Obligated Convertible
 Preferred Securities           --            --         5,100 (7)      5,100
                         ---------  ----------------  -----------   ---------
Net Income               $ 156,542       $22,988      $ (4,300)      $175,230
                         =========  ================  ===========   =========

Earnings Per Share of
 Common Stock Series A
 and Series B**          $.74(8)(9)                                $.80(8)(9)
Weighted Average Common
 Shares**                  212,038                                   219,347(8)

---------------------------------
*Represents the financial results from October 1, 1994 to the dates of acquisition for all the Telecommunications Properties acquired from October 1, 1994 through September 30, 1995 and the financial results for the entire twelve month period for the yet to be acquired Telecommunications Properties (as of September 30, 1995) net of the financial results for the property to be transferred to ALLTEL. Financial results for the Telecommunications
Properties acquired from their dates of acquisition, or from October 1, 1994 if acquired prior thereto, through September 30, 1995 are included in Citizens' twelve months ended September 30, 1995 financial results.

**No adjustment has been made for the 1.6% 1995 fourth quarter stock dividend as this adjustment is immaterial.

See Notes to Pro Forma Condensed Statements of Income on page 27.

              Citizens Utilities Company and Telecommunications Properties
                        Pro Forma Condensed Statement of Income
                     (In thousands, except for per-share amounts)

  The following Pro Forma Condensed Statement of Income for the year ended December 31, 1994 combines the historical statements of income of Citizens and the Telecommunications Properties as if the acquisitions and the permanent financings had been closed January 1, 1994. The Pro Forma Condensed Statement of Income should be read in conjunction with the historical financial statements and related notes thereto of Citizens and those of the Telecommunications Properties that have been audited and which are incorporated by reference herein. The Pro Forma Condensed Statement of Income is not necessarily indicative of what the actual financial results would have been for the period had the transactions occurred at the date indicated and does not purport to indicate the financial results of future periods.

                                 Twelve Months Ended December 31, 1994
                                 -------------------------------------
                                                             Pro Forma
                                                       ----------------------
                         Citizens   Acquisitions*(1)   Adjustments  Combined
                         --------   ----------------   -----------  --------
Revenues                $  910,369      $254,815                   $1,165,184
Expenses:
Operating Expenses         567,070       123,170       $(4,600)(2)    685,640
Depreciation and
 Amortization              115,175        49,095         4,700 (3)    168,970
                         ---------  ----------------   -----------  ---------
Total Operating
 Expenses                  682,245       172,265           100        854,610

Income from Operations     228,124        82,550          (100)       310,574
Other Income, net           52,940           847       (17,300)(4)     36,487
Interest Expense            72,744        13,172       (11,800)(5)     74,116
                         ---------  ----------------   -----------  ---------
Income Before
 Income Taxes              208,320        70,225        (5,600)       272,945

Income Taxes                64,323        24,137         5,800 (6)     94,260
                         ---------  ----------------   -----------  ---------
Income before Dividends
 on Convertible Preferred
 Securities                143,997        46,088       (11,400)       178,685
Dividends on Company
 Obligated Convertible
 Preferred Securities           --            --         5,100 (7)      5,100
                         ---------  ----------------  -----------   ---------
Net Income               $ 143,997       $46,088      $(16,500)      $173,585
                         =========  ================  ===========   =========

Earnings Per Share of
 Common Stock Series A
 and Series B**          $.73                                      $.79(8)
Weighted Average Common
 Shares**                  197,752                                    218,445(8)

----------------------------
*Represents the financial results from January 1, 1994 to the dates of acquisition for all the Telecommunications Properties acquired from January 1, through December 31, 1994 and the financial results for the entire twelve month period for the yet to be acquired Telecommunications Properties (as of December 31, 1994) net of the financial results for the property to be transferred to ALLTEL. Financial results for the Telecommunications Properties acquired from their dates of acquisition through December 31, 1994 are included in Citizens' twelve months ended December 31, 1994 financial results.

**Restated through the third quarter 1995 stock dividend. No adjustment has been made for the 1.6% 1995 fourth quarter stock dividend as this adjustment is immaterial.

See Notes to Pro Forma Condensed Statements of Income on page 27.

              Citizens Utilities Company and Telecommunications Properties
                    Notes to Pro Forma Condensed Statements of Income

(1) In May 1993, Citizens and GTE Corp. ("GTE") signed definitive agreements pursuant to which Citizens agreed to acquire from GTE, for approximately $1.1 billion in cash, certain GTE telephone properties ("GTE Telephone Properties") serving approximately 500,000 local telephone access lines in eight states. On December 31, 1993, 189,123 local telephone access lines in Idaho, Tennessee, Utah and West Virginia were transferred to the Company. On June 30, 1994, 270,883 access lines in New York were transferred to the Company. On November 30, 1994, 37,802 access lines in Arizona and Montana were transferred to the Company and on December 30, 1994, 5,440 local telephone access lines in California were transferred to the Company.

     In November 1994, Citizens and ALLTEL signed definitive agreements pursuant to which Citizens agreed to acquire from ALLTEL, for $292 million, certain ALLTEL telecommunications properties ("ALLTEL Telecommunications Properties") serving approximately 110,000 local telephone access lines and certain cable television systems serving approximately 7,000 subscribers in eight states. The purchase price of the ALLTEL Telecommunications Properties (net of 3,600 Citizens telephone access lines which have been valued at $10 million and are to be transferred to ALLTEL in a tax free exchange) is $282 million. On June 30, 1995, 35,662 local telephone access lines in West Virginia and Oregon were transferred to the Company. On September 30, 1995, approximately 19,000 local telephone access lines in Tennessee were transferred to the Company. On October 31, 1995, approximately 18,000 local telephone access lines in Arizona, New Mexico and Utah and approximately 7,000 cable television lines in Arizona, New Mexico and California were transferred to the Company. The remaining local telephone access lines are expected to be transferred to the Company by early 1996. The GTE Telephone Properties and the ALLTEL Telecommunications Properties are collectively referred to as the "Telecommunications Properties."

(2) Elimination of certain corporate overhead expenses allocated to certain of the Telecommunications Properties which will not have a continuing impact on the combined entity.

(3) Represents amortization of $261 million of excess purchase price over net book value of assets acquired or to be acquired. Pursuant to Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," the remaining $138 million of excess of purchase price over net book value of assets acquired will be deferred. The Company intends to seek from the public utilities commissions maximum recovery of the excess of purchase price over net book value in future rate proceedings.

(4) Represents an adjustment to reflect the elimination from Other Income of all tax-exempt investment income associated with the $458 million of Company cash and investments which have been or are expected to be used to partially finance the acquisition of the Telecommunications Properties. The Company used $392 million of cash and investments from December 31, 1993 through September 30, 1995 to permanently finance the Telecommunications Properties acquisitions.

(5) Represents an adjustment to reflect the inclusion in Interest Expense of all the interest expense on $469 million of debt securities which have been or are expected to be issued or assumed to partially finance the acquisition of the Telecommunications Properties, net of the elimination of interest expense on the temporary borrowings used to finance the acquisitions and on the debt securities which are associated with the Telecommunications Properties and which were not or will not be assumed by the Company. Through September 30, 1995, the purchase price for the Telecommunications Properties had been permanently financed with approximately $402 million of debt securities.

(6) Adjustment to Income Taxes based on Income Before Income Taxes using the applicable incremental income tax rate.

              Citizens Utilities Company and Telecommunications Properties
                   Notes to Pro Forma Condensed Statements of Income


(7) The Dividend on Company Obligated Convertible Preferred Securities net of income taxes using the applicable incremental income tax rate.

(8) The Pro Forma Earnings Per Share calculation and Pro Forma Weighted Average Common Shares are based on the weighted average number of common shares outstanding for the periods indicated including the number of additional shares issued or assumed to be issued to permanently finance the Telecommunications Properties, assuming such additional shares were outstanding for the entire twelve month periods. Through September 30, 1995, the Company financed $281.3 million of the acquisition of the Telecommunications Properties from the issuance of equity securities pursuant to the Company's Direct Stock Purchase and Sale Plan, employee benefit plans and an underwritten public offering. The shares issuable upon conversion of the Company Obligated Convertible Preferred Securities to be issued in this offering are not included in Pro Forma Weighted Average Common Shares since the Company Obligated Convertible Preferred Securities are not considered to be Common Stock Equivalents for purposes of the earnings per share calculation. Fully diluted earnings per share is not presented because the effect is immaterial.

(9) Reflects the discontinuance of subsidy contract revenues received through the end of 1994 from Pacific Bell. For the twelve months ended September 30, 1995 on both an Actual and Pro Forma basis this discontinuance had the effect of reducing Income Before Income Taxes by $28.5 million and Earnings Per Share by $.09 as compared to prior periods.

                           CITIZENS UTILITIES CAPITAL L.P.

  Citizens Utilities Capital L.P. is a special purpose limited partnership formed on October 13, 1995 under the laws of the State of Delaware. All of its partnership interests (other than the Partnership Preferred Securities and any interests of any Special Representative) will be beneficially owned directly or indirectly by Citizens. Citizens or one of its wholly owned subsidiaries will be the sole general partner in Citizens Capital (in such capacity, the "General Partner"). CU CapitalCorp., a Delaware corporation and a wholly-owned subsidiary of Citizens ("CU Capital"), initially will be sole limited partner in Citizens Capital. Upon issuance of the Partnership Preferred Securities to the Trust, the Trust will become a limited partner in Citizens Capital and CU Capital will withdraw as a limited partner. The General Partner will contribute capital to the extent required to ensure that its capital contributions are equal to at least 3% of all capital contributed to Citizens Capital. Citizens Capital exists for the sole purposes of
(i) raising capital through the one-time issuance of its Partnership Securities, (ii) loaning such capital to Citizens in exchange for Convertible Debentures, (iii) collecting quarterly interest payments, placing orders with brokers to sell shares of Common Stock received as such interest payments and paying the required quarterly distributions on its Partnership Securities
(iv) effecting the conversion of the Partnership Preferred Securities into Common Stock Series A and (v) engaging in only those other activities necessary or incidental thereto.

  The General Partner will cause Citizens Capital to invest 99% of the total contributions in Citizens Capital in the Convertible Debentures and the remaining 1% in Eligible Investments, as defined in and provided for in the Amended and Restated Agreement of Limited Partnership of Citizens Capital
(the "Limited Partnership Agreement"). To the extent that aggregate interest payments on the Convertible Debentures to Citizens Capital and on Eligible Investments exceed aggregate distributions required on the Partnership Preferred Securities and such distributions have been paid in full, Citizens Capital may at times have excess funds or securities, which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner.

  Citizens Capital will exist for a maximum term of 45 years, unless earlier dissolved. The Limited Partnership Agreement provides that the General Partner will have liability for the debts and obligations of the Partnership, including taxes imposed on the Partnership but excluding taxes imposed on holders of Partnership Preferred Securities (in their capacities as holders) and withholding taxes. Certain obligations of the Partnership to the holders of the Partnership Preferred Securities are being separately guaranteed pursuant to the Partnership Guarantee. All of Citizens Capital's business and affairs will be conducted by the General Partner. Citizens Capital will hold title to the Convertible Debentures and will have the power to exercise all rights, powers, and privileges under the Indenture as the holder of the Convertible Debentures.

  The location of the principal executive offices of the General Partner is c/o Office of the Treasurer, Citizens Utilities Company, High Ridge Park, Building No. 3, Stamford, Connecticut 06905, telephone number (203) 329-8800.

                          CITIZENS UTILITIES TRUST

  Citizens Utilities Trust is a statutory business trust formed under the Trust Act pursuant to (i) a declaration of trust, dated as of October 13, 1995, executed by Citizens, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Trust Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 13, 1995. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration"). Citizens will own, directly or indirectly, all of the Convertible Common Securities, which will amount to at least 3% of the total capital of the Trust. The Trust exists for the sole purposes of (i) issuing its Trust Securities,(ii) contributing the proceeds thereof to Citizens Capital to acquire the Partnership Preferred Securities and (iii) engaging in only those other activities necessary or incidental thereto.

  The Trust has a term of approximately 45 years but may terminate earlier, as provided in the Declaration. The Trust's business and affairs will be conducted by the Trust Trustees appointed by Citizens as the direct or indirect holder of all the Convertible Common Securities. The duties and obligations of the Trust Trustees shall be governed by the Declaration. Pursuant to the Declaration, the number of Trust Trustees will initially be four. Two of the Trust Trustees ("Regular Trustees") will be persons who are employees or officers of or who are affiliated with Citizens. The third Trust Trustee will be a financial institution that is not affiliated with Citizens and has a specified minimum amount of aggregate capital and surplus of at least $50,000,000, which shall act as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). Initially, Chemical Bank, a New York banking corporation, will be the Property Trustee until removed or replaced by the holder of the Convertible Common Securities. Chemical Bank will also act as indenture trustee under each of the Guarantees (the "Guarantee Trustee").
See "Guarantees." In addition, a fourth Trust Trustee will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Initially, Chemical Bank Delaware will be the Delaware Trustee.

  The Property Trustee will hold title to the Partnership Preferred
Securities for the benefit of the holders of the Trust Securities. The Property Trustee will have the power to exercise all rights, powers, and privileges as the holder of the Partnership Preferred Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in cash or securities in respect of the Partnership Preferred Securities for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Convertible Preferred Securities out of funds from or securities held in the Property Account. The Guarantee Trustee will hold the Convertible Preferred
Securities Guarantee for the benefit of the holders of the Convertible Preferred Securities. Citizens, as the direct or indirect holder of all the Convertible Common Securities, will have the right to vote to appoint, remove or replace any Trust Trustees, including the Property Trustee, and to increase or decrease the number of Trust Trustees; provided, that, (i) if the Property Trustee does not act as Delaware Trustee, the number of Trust Trustees shall be at least four and (ii) at least two Trust Trustees shall be Regular Trustees. Citizens will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities. Citizens will have liability for debts and obligations, including taxes imposed on the Trust but excluding taxes imposed on the holders of Convertible Preferred Securities
(in their capacities as holders) and withholding taxes. Certain obligations of the Trust to the holders of the Trust Securities are being separately guaranteed under the Trust Guarantees.

  The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The rights of the holders of the Convertible Preferred Securities, including economic rights and rights to information, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Convertible Preferred Securities."

  The office of the Delaware Trustee for the Trust is 1201 Market Street, Wilmington, Delaware 19801. The location of the principal executive offices of the Trust is c/o Office of the Treasurer, Citizens Utilities Company, High Ridge Park, Building No. 3, Stamford, Connecticut 06905, telephone number
(203) 329-8800.

                      DESCRIPTION OF THE SECURITIES

  The securities offered hereby are: (i) __% Citizens Utilities Convertible Preferred Securities, with a liquidation preference of $50 per security; (ii) the Partnership Preferred Securities into which such Convertible Preferred Securities can be converted; (iii) the Guarantees (and the back-up undertakings, as defined herein) pursuant to which Citizens will guarantee, to the extent described therein, certain payments with respect to the Convertible Preferred Securities and the Partnership Preferred Securities;
(iv) the Convertible Debentures; (v) the Common Stock Series A into which the Convertible Preferred Securities may be converted; (vi) the Common Stock Series A which will be issued in payment of interest on the Convertible Debentures; and (vii) the Common Stock Series B into which the Common Stock Series A can be converted.

                        CONVERTIBLE PREFERRED SECURITIES

  The Convertible Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, Chemical Bank, will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.

  The Convertible Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Convertible Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. Therefore, the following summary of the principal terms and provisions of the Convertible Preferred Securities also relates to the principal terms and provisions of the Convertible Common Securities in the absence of a Declaration Event of Default.

General

  The Convertible Preferred Securities and Convertible Common Securities represent undivided beneficial interests in the assets of the Trust. All of the Convertible Common Securities will be owned, directly or indirectly, by Citizens. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will own the Partnership Preferred Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by Citizens to the extent described under "Guarantees". The Trust Guarantees do not cover payment of distributions when the Trust does not have sufficient available cash and/or Common Stock to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to vote to direct the Property Trustee to enforce the Property Trustee's rights as limited partner of Citizens Capital or to act on his or her own behalf to enforce the Trust's rights under the Convertible Preferred Securities. See "Voting Rights," "Partnership Preferred Securities - Voting Rights" and Guarantees - Events of Default."

  For United States federal income tax purposes, Convertible Preferred Security holders will recognize interest income as it accrues. So long as interest periods are not deferred, the distributions will approximately equal the accruals of such quarterly interest. Capital, income and distributions on Convertible Preferred Securities are not eligible for the corporate dividends-received deduction for United States federal income tax purposes.

  Holders of Convertible Preferred Securities will not have the right to remove or replace the Regular Trustees or the Property Trustee. Holders of the Convertible Preferred Securities will have no preemptive rights.

  Distributions

  Recipients of this Prospectus are encouraged to also review carefully the section entitled "Prospectus Summary - Distributions," which section contains a brief outline in summary form of the subject discussed below.

  How Distributions are Computed. Holders of the Convertible Preferred Securities will be entitled to receive cumulative distributions from the Trust in the forms of payment described below, accruing at the Rate from the date of original issuance and payable quarterly in arrears on the scheduled Distribution Payment Dates. When, as and if available for payment, distributions will be made by the Property Trustee. The amount of distributions payable for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarter, will be computed on the basis of the actual number of days elapsed in such period.

  Holders Can Elect Distributions in Common Stock Series A or Cash. In anticipation of the continuing use of Citizens' shares of Common Stock
Series A to satisfy the interest requirements on the Convertible Debentures, each holder of a Convertible Preferred Security may elect annually during a designated period of ten Business Days how distributions from the Trust will be paid to him (a "Distribution Election"). If he makes an election to receive distributions in Common Stock Series A (a "Stock Distribution Election"), he will receive his distributions in Common Stock Series A, unless the Trust only has cash available for making distributions.(1) If he makes an election to receive distributions in cash (a "Cash Distribution Election"), he will receive his distribution in cash. If a holder makes no Distribution Election, he will automatically be deemed by the Trust to have made a Cash Distribution Election. Once made, Distribution Elections will stand as long as a holder owns his Convertible Preferred Security unless and until he makes a new Distribution Election by completing an election form and delivering the same to the broker, nominee or other entity which holds such holder's account during the annual Election Period (the procedures for which will be specified in the Distribution Declaration Notice). If a holder does not deliver a new election form within this period, then such holder's new election will not be effective. Any election by a holder of Convertible Preferred Securities will be canceled by a transfer of the Convertible Preferred Securities and the new holder will be entitled to make an election in the next Election Period. Prior to such Election Period, such new holder will be deemed to have made a Cash Distribution Election. In the event that the Partnership is dissolved or liquidated by reason of the occurrence of a Partnership Event, the right of (i) a holder to make a Stock Distribution Election, and (ii) Citizens to make Stock Payment Elections will terminate. In such event, distributions will be made only in cash. See "Prospectus Summary - Distributions."

  Distributions Flow From Citizens to Holders. Currently, Citizens intends to make interest payments on the Convertible Debentures in shares of Common Stock Series A with a fair market value on the Share Transfer and Valuation Date equivalent to the interest payment due on the next scheduled Interest Payment Date ("Equivalent Value"). The "Share Transfer and Valuation Date" will be the date specified by Citizens in a written notice (the "Distribution Declaration Notice") to the Trust, the Partnership and the holders of the Convertible Preferred Securities, which Share Transfer and Valuation Date shall also be the date on which shares of Common Stock are transferred by Citizens to the Partnership (as the holder of the Convertible Debentures) to satisfy the interest payment obligation on the Convertible Debentures. Currently, Citizens contemplates that the Share Transfer and Valuation Date will be at least nine Business Days before the Distribution Payment Date, but such time-frame may be subject to change to reflect evolving market practices and settlement procedures. If Citizens fails to make a timely declaration, Citizens shall be deemed to have elected to pay interest in the form of shares of Common Stock Series A.
----------------------

(1) As noted above, Citizens may make a Cash Payment Election and pay interest on the Convertible Debentures in cash to the Partnership and, as General Partner of the Partnership, would then cause such cash to be distributed by the Partnership to the Trust. In such event, even though a holder may have made a Stock Distribution Election, he will receive cash as the Trust will only have cash with which to pay him.

  How Distributions are Made. If Citizens pays interest on the Convertible Debentures in shares of its Common Stock Series A and delivers the same to the Partnership in payment of its interest obligations on the Convertible Debentures, holders of Trust Securities who have not made a Stock Distribution Election or who have revoked their Stock Distribution Election will receive cash at the Rate because the Partnership will sell sufficient shares of Common Stock Series A on the open market (or otherwise raise cash) so that the Partnership can pay the Trust (i) such number of shares and
(ii) such amount of cash as will satisfy the Trust's obligation to make payments in stock and cash to holders in accordance with their elections. Pursuant to the Indenture, if shares are sold by the Partnership for less than the Equivalent Value, Citizens will pay any shortfall to insure that each holder of the Convertible Preferred Securities who has an effective made Cash Distribution Election receives cash distributions in an amount equal to the Rate.

  Citizens also has the right on the Distribution Declaration Date to elect to make interest payments on the Convertible Debentures in whole or in part by check or bank wire in immediately available funds. Also, after a Distribution Declaration Date on which it had elected to pay interest to the Partnership in shares of Common Stock Series A for the next succeeding interest payment, Citizens may exercise its right to thereafter substitute cash for such payment. In such case, all holders will receive cash distributions at the Rate. Further, at any time after the Share Transfer and Valuation Date, Citizens will also have the right to purchase some or all of the shares of Common Stock Series A deposited with Citizens Capital for cash at a price equal to the Equivalent Value. In such case, holders who have made a Stock Distribution Election may receive their distributions in cash at the Rate.
If a Distribution Declaration Notice has specified that the distribution will be made in Common Stock Series A, and Citizens thereafter expects either to pay the distribution entirely in cash or to purchase some or all of the shares deposited with the Partnership, Citizens shall notify the Partnership, the Trust and the holders of the Convertible Preferred Securities in writing
(which writing is also referred to herein as a "Cash Payment Election").

  Distributions on the Convertible Preferred Securities must be paid to the extent that the Trust has funds or securities, as the case may be, available for and on hand to make the payment of such distributions. It is anticipated that the Trust's funds and securities on hand will be limited to funds and securities received from distributions on the Partnership Preferred Securities. If Citizens fails to make interest payments on the Convertible Debentures, the Partnership would not have funds or securities, as the case may be, to pay distributions to the Trust on the Partnership Preferred Securities, and the Trust would not have funds or securities, as the case may be, to pay distributions on the Convertible Preferred Securities. See "Risk Factors - Dependance on Convertible Debenture Payments," and "Guarantees."

  Record Dates. Distributions declared (as opposed to deferred) on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant Record Dates. Such distributions will be paid through the Property Trustee who will hold funds and securities received in respect of the Partnership Preferred Securities in the Property Account for the benefit of the holders of the Trust

Securities. Subject to any applicable laws and regulations and the Declaration, each such payment will be made as described under "Convertible Preferred Securities - Book-Entry-Only Issuance - The Depository Trust Company" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, then payment of the distributions will be made on the next succeeding Business Day (and without any additional interest in respect of such delay). If such Business Day is in the next succeeding calendar year, however, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

  Other. Initial purchasers in the offering of the Convertible Preferred Securities may make their Distribution Elections during a period of seven calendar days after the offering. The Election Period will commence on or before December 21 of each year (a date which will be at least two Business Days after the scheduled Record Date relating to the January 31 distribution payment), beginning in 1996, and will end at the close of business ten Business Days later. Election forms and prospectuses will be sent to beneficial holders of Convertible Preferred Securities on the Record Date relating to the January 31 distribution payment each year on or about the first day of the Election Period. Timely Distribution Election forms should be delivered by beneficial holders of the Convertible Preferred Securities to the broker, nominee or other entity which holds such holder's account so that they are received by such broker, nominee or other entity on or before the close of business on the last day of the Election Period. The brokerage houses holding accounts for holders, nominees and other participants in DTC will transmit the same to DTC to the extent reasonably required to implement such elections. The Trust will be relying on information supplied through these procedures in determining how many shares of Common Stock Series A or how much cash to distribute on each Distribution Payment Date. While the Company, the Partnership and the Trust believe that such procedures are not dissimilar from those used in similar situations, each purchaser and holder of a Convertible Preferred Security is urged to consult with his broker to insure that his election is properly recorded. Questions may be addressed to the Company at the phone number and address appearing elsewhere herein.

  Deferrals

  Unless deferred, interest and distributions are payable in arrears on the Interest Payment Date and the Distribution Payment Date, respectively. Under the Indenture, Citizens has the right, at any time and from time to time, to elect to defer the date on which one or more of the quarterly interest payments on the Convertible Debentures would otherwise become due and payable by the giving of notice of derral; provided that no such deferral, including any extension thereof, may exceed 20 consecutive quarters nor extend beyond the stated maturity date of the Convertible Debentures; and, provided, further, that in the event of such deferral, any interest so deferred shall not be deemed to have become due and payable until after such deferral period has ended. As a consequence, distributions on the Convertible Preferred Securities would be deferred by the Trust during any such deferral of interest payments. If

Citizens exercises this deferral right, it will be restricted from making certain distributions and payments (other than in shares of its capital stock) to holders of its capital stock, or to holders of indebtedness where such indebtedness ranks junior to the Convertible Debentures, and from making certain guarantee payments. Upon any such deferrals, interest will be compounded on each Interest Payment Date and accrued until paid at the Rate on any interest so deferred until the amount of such deferred interest (including compounded interest thereon) is paid in full. Citizens shall give the Regular Trustees written notice of its election to defer an interest payment on or before the Distribution Declaration Date. Citizens shall also give written notice of any deferred interest payment (and the consequential deferral of their distributions) to the holders of the Convertible Preferred Securities. See "Risk Factors - Option to Defer Payment of Distributions," and "Convertible Debentures - Option to Defer Interest Payments." If interest payments are deferred, the resulting deferred distributions and accrued and accumulated distributions thereon shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of the Trust on the record date established for payment, as opposed to any record date for purposes of any notice relating to the deferral of interest payments or distributions. As a result, any holder who sells Convertible Preferred Securities during a deferral period will transfer to the buyer his entitlement to any payment made at the end of any such deferral period. Any failure by Citizens to make interest payments on the Convertible Debentures in the absence of a deferral would constitute an Indenture Event of Default. Citizens may not elect to defer interest payments while an Indenture Event of Default has occurred and is continuing.

  Additional Interest

  Citizens is required to pay either (i) directly to such taxing authority, or
(ii) to the Trust or Citizens Capital, as the case may be, or (iii) as additional interest ("Additional Interest") on the Conbertible Debentures, any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon either the Trust or Citizens Capital.
Citizens shall be required to pay Additional Interest or make such other payments in an amount and at such time so that the net amounts received as interest or distribution payments by Citizens Capital and the Trust, and distributable to the Trust and the holders of the Convertible Preferred Securities, respectively, after all such taxes, duties, assessments or governmental charges have been paid will not be less than the amount received and distributed by such entities, and the amount the holders of the Convertible Preferred Securities would have received, had no such taxes, duties, assessments or governmental charges been imposed. If such taxes or duties are paid to the Trust or Citizens Capital or as Additional Interest on the Convertible Debentures, then the Trust or Citizens Capital, as the case may be, is required to pay such amounts over to such taxing authority in satisfaction of such charges or assessments.

  Conversion Rights

  General. The Convertible Preferred Securities will be convertible, unless previously redeemed, at the option of the holder thereof and in the manner described below, into shares of

Common Stock Series A of Citizens at a conversion price of $_______ per share of Common Stock Series A (equivalent to a conversion rate of____ shares of Common Stock Series A for each $50 of liquidation preference of Convertible Preferred Securities), subject to adjustment as described under
- "Conversion Price Adjustments" below. A holder of Convertible Preferred Securities wishing to exercise its conversion right as to all or a portion of such Convertible Preferred Securities shall, in effect, surrender such Convertible Preferred Securities, or a portion thereof, by giving an irrevocable written Notice of Conversion, to the Conversion Agent. The Conversion Agent shall then, on behalf of such holder, cause the Convertible Preferred Securities to be exchanged for Partnership Preferred Securities, and in turn cause the Partnership Preferred Securities to be exchanged for Convertible Debentures, and immediately cause the Convertible Debentures to be converted into Common Stock Series A. Holders may obtain copies of the Notice of Conversion from the Conversion Agent. Convertible Preferred Securities that have been called for redemption will not be convertible after the close of business five (5) Business Days preceding the date fixed for redemption and no Convertible Preferred Security will be convertible after the close of business five (5) Business Days preceding ________________, 2035.

      Holders of Convertible Preferred Securities at the close of business on a Record Date will be entitled to receive the distribution payable on such securities on the corresponding Distribution Payment Date notwithstanding the conversion of such Convertible Preferred Securities following such Record Date. Except as provided in the immediately preceding sentence, the Trust will make no payment or allowance for accrued, deferred or otherwise unpaid distributions on converted Convertible Preferred Securities, or for any dividends or distributions on the shares of Common Stock Series A. Holders of shares of Common Stock Series A which are issuable upon conversion prior to or on a record date for any dividend or distribution on such shares shall be entitled to receive the same dividend or distribution as other holders of record of Common Stock Series A. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received by the Trust.

  No fractional share of Common Stock Series A will be issued as a result of conversion; in lieu thereof such fractional interest will be settled in cash.

  Citizens will, subject to compliance with the requirements of any regulatory authority claiming jurisdiction over Citizens' business, reserve for issuance enough shares of Common Stock Series A so as to have sufficient shares legally available to effect such conversions.

  Conversion Price Adjustments - General. Commencing in 1990, Citizens has followed the policy of paying quarterly dividends on its common stock in shares of common stock. The conversion price of the Convertible Preferred Securities will be adjusted downward to reflect the declaration of each such stock dividend. The conversion price is also subject to adjustment in certain events, including (a) the issuance of shares of Common Stock Series A as a dividend or a distribution with respect to its Common Stock Series A,
(b) subdivisions, combinations and reclassification of Common Stock Series A,
(c) the issuance to all holders of Common Stock Series A of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock Series A at less than the current market price,
(d) the distribution to all holders of Common Stock Series A of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock Series A paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the current market price of Common Stock Series A as of the Trading Day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock Series A in respect of a tender or exchange offer (other than an odd-lot offer) by Citizens or any subsidiary of Citizens for Common Stock Series A at a price in excess of 110% of the current market price of Common Stock Series A as of the Trading Day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. A "Trading Day" means any day on which the NYSE (or any other market used for the determination of fair market value) is open for the trading of securities.

  No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock Series A pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Citizens and the investment of additional optional amounts in shares of Common Stock Series A under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.

  Citizens from time to time may also reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount selected by Citizens for any period of at least 20 days, in which case Citizens shall give at least 15 days' notice of such reduction. Citizens may also, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Citizens Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for inome tax purposes. See "Certain Federal Income Tax Considerations - Adjustment of Conversion Price".

  Conversion Price Adjustments - Merger, Consolidation or Sale of Assets of Citizens. In the event that Citizens shall be a party to any transaction (including, without limitation, and with certain exceptions, (a) recapitalization or reclassification of the Common Stock Series A, (b) consolidation of Citizens with, or merger of Citizens into, any other Person, or any merger of another Person into Citizens, (c) any sale or transfer of all or substantially all of the assets of Citizens or (d) any compulsory share exchange pursuant to which the Common Stock Series A is converted into the right to receive other securities, cash or other property, (each of the foregoing being referred to as a "Transaction"), then the holders of Convertible Preferred Securities then outstanding shall have the right to convert the Convertible Preferred Securities into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock Series A issuable upon conversion of such Convertible Preferred Securities immediately prior to such Transaction.

  In the case of a Transaction, each Convertible Preferred Security would become convertible into the securities, cash or property receivable by a holder of the number of shares of Common Stock Series A into which such Convertible Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities in the future. For example, if Citizens were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Citizens and other factors.

  Special Events Redemption and Distribution

  "Trust Investment Company Act Event" means that Citizens shall have (i) requested and received and (ii) delivered to the Regular Trustees, an opinion of a nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act") (an "Investment Company Act Opinion") that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is a more than an insubstantial risk that the Trust is or will be considered an investment company which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the first date of issuance of the Convertible Preferred Securities.

  "Trust Tax Event" means that Citizens shall have (i) requested and received and (ii) delivered to the Regular Trustees, an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Tax Event Opinion") to the effect that, as a result of (a) any change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus, there is more than an insubstantial risk that (i) the Trust may be subject to United States federal income tax with respect to distributions accrued or received on the Partnership Preferred Securities or
(ii) the Trust is subject to more than a de minimis amount of taxes, duties or other governmental charges. (For purposes hereof, the circumstances described in subsections (a) through (d) above are sometimes hereafter referred to as a "Change in Tax Law".)

  A Trust Tax Event and a Trust Investment Company Act Event are sometimes herein collectively or individually referred to as "Trust Events".

  "Partnership Tax Event" means that the General Partner shall have received a Tax Event

Opinion to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that (i) Citizens Capital may be subject to United States federal income tax with respect to interest accrued or received on the Convertible Debentures or (ii) Citizens Capital is subject to more than a de minimis amount of taxes, duties or other governmental charges.

  "Partnership Investment Company Act Event" means that the General Partner shall have received an Investment Company Act Opinion that as a result of the occurrence of a Change in 1940 Act Law, there is more than an insubstantial risk that the Partnership is or will be considered an investment company which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the first date of issuance of the Partnership Preferred Securities.

  A Partnership Tax Event and a Partnership Investment Company Act Event are sometimes herein collectively or individually referred to as "Partnership Events".

  A "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on published revenue rulings or any other available pronouncements, determinations or available authority of the Internal Revenue Service, or any judicial decisions, to the effect that the holders of the Convertible Preferred Securities or Partnership Preferred Securities, as the case may be, will not recognize any income, gain or loss for United States federal income tax purposes as a result of the liquidation and distribution of Convertible Debentures or Partnership Preferred Securities, as the case may be.

  "Company Event" means that Citizens shall have obtained a Tax Event Opinion to the effect that, as a result of a Change in Tax Law, there is more than an insubstantial risk that interest payable to the holders of the Convertible Debentures would not be deductible by Citizens for United States federal income tax purposes.

  A Trust Event, Partnership Event, and Company Event are sometimes herein collectively or individually referred to as "Special Events".

  "Rating Agency Event" shall occur when, and if, (i) any nationally recognized securities rating agency lowers its rating of the Company's senior, unsecured long-term debt to a rating less than the rating in effect on the date of the issuance of the Convertible Preferred Securities and (ii) Citizens has elected to transmit notice thereof to the Trust.

  If at any time a Trust Event shall occur and be continuing, the Regular Trustees will (except as set forth under Ministerial Action below) cause the Trust to be liquidated with the result that Partnership Preferred Securities will be distributed to holders of the Trust Securities in liquidation of such holders' interests in the Trust, on a pro rata basis; provided, however, that such liquidation and distribution shall be conditioned upon the receipt by Citizens of a No Recognition Opinion with regard to such distribution of Partnership Preferred Securities. If a Partnership Event has also occurred and is continuing and a No Recognition Opinion is received with respect to such Partnership Preferred Securities distribution, then Citizens may also cause the Partnership to be liquidated as well with the result that Convertible Debentures (and not Partnership Preferred Securities) will ultimately be received by the holders of the Trust Securities in liquidation of such holders' interests in the Trust, on a pro rata basis; provided, however, that such liquidation and distribution shall be conditioned upon the receipt by Citizens of a No Recognition Opinion with regard to such distribution of Convertible Debentures. In the further event that Citizens cannot obtain, with respect to the liquidation of the Trust, a No Recognition Opinion with regard to the distribution of Partnership Preferred Securities or the Convertible Debentures, as the case may be, then Citizens may redeem the Convertible Debentures in whole or in part, for cash, with the result that
(i) Partnership Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed will be redeemed by the Partnership, (ii) Trust Securities with an aggregate liquidation amount equal to the aggregate liquidation amount of Partnership Preferred Securities so redeemed will be redeemed by the Trust, and (iii) holders of the Trust Securities will ultimately receive cash for the Trust Securities so redeemed, on a pro rata basis.

  If at any time a Partnership Event shall occur and be continuing, the General Partner may (except as set forth under Ministerial Action below) cause the Partnership to be liquidated with the result that Convertible Debentures will be distributed to the Trust in liquidation of its interests in the Partnership; provided, however, that such liquidation and distribution shall be conditioned upon the receipt by Citizens of a No Recognition Opinion with regard to such distribution of Convertible Debentures. Following a Partnership liquidation, holders of Convertible Preferred Securities would lose their right to make Distribution Elections, Citizens will lose its right to make Stock Payment Elections, and distributions to holders of Convertible Preferred Securities will be made only in cash. If Citizens cannot obtain, with respect to the liquidation of the Partnership, a No Recognition Opinion with regard to the distribution of Convertible Debentures, then Citizens may redeem the Convertible Debentures in whole or in part, for cash, with the result that (i) Partnership Preferred Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed will be redeemed by the Partnership, (ii) Trust Securities with an aggregate liquidation amount equal to the aggregate liquidation amount of Partnership Preferred Securities so redeemed will be redeemed by the Trust, and (iii) holders of the Trust Securities will ultimately receive cash for the Trust Securities so redeemed, on a pro rata basis.

  The conditions precedent to the Company's right to bring about the redemption for cash of the Convertible Preferred Securities described in the preceding two paragraphs shall not restrict Citizens' right to bring about the redemption for cash, in whole or in part, of the Convertible Preferred Securities at any time after ___________, 199_, as described in "-Optional Redemption" below.

  Upon the occurrence of a Company Event (except as set forth in the next paragraph), Citizens shall also have the right, upon not less than thirty
(30) nor more than sixty (60) days notice, to redeem the Convertible Debentures, in whole or in part, for cash, together with any accrued or deferred and unpaid interest payments. Following any such redemption, Partnership Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by Citizens Capital, and Trust Securities with an aggregate liquidation amount equal to the Partnership Securities so redeemed shall be redeemed by the Trust, each at the Redemption Price on a pro rata basis.

  Ministerial Action. If at the time of any such Special Event, Citizens, the Partnership or the Trust are actually aware of an opportunity to eliminate the adverse effect of the Special Event on the Trust, Citizens or the Partnership by taking some ministerial action (such as filing a form or making an election or pursuing some other similar reasonable measure) where the taking of such action does not involve a material cost, then neither Citizens, the Partnership nor the Trust shall (i) liquidate the Partnership or the Trust by reason of such Special Event or (ii) on or before __________, 199_, redeem any securities at any time such opportunity exists, without first having pursued such ministerial action.

  If, at any time, a Rating Agency Event shall occur and be continuing, the Trust will be liquidated with the result that Partnership Preferred Securities will be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust, on a pro rata basis.
In addition, Citizens may notify the Trustees that it will liquidate the Partnership with the result that Convertible Debentures (and not Partnership Preferred Securities) will be ultimately distributed to holders of Trust Securities, on a pro rata basis.

  After the date for any distribution of Partnership Preferred Securities or Convertible Debentures, as the case may be, upon dissolution and liquidation of the Trust (i) the Convertible Preferred Securities will be deemed to be no longer outstanding, (ii) the Depositary or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Partnership Preferred Securities or Convertible Debentures, as the case may be, and (iii) any certificates representing Convertible Preferred Securities not held by the Depositary or its nominee will be deemed to represent (a) Partnership Preferred Securities having an aggregate liquidation amount equal to the aggregate stated liquidation amount of, with a distribution rate identical to the distribution rate of, and accrued or deferred and unpaid distributions equal to accrued or deferred and unpaid distributions on such Convertible Preferred Securities, or (b) Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued or deferred and unpaid interest equal to accrued or deferred and unpaid distributions on such Convertible Preferred Securities, as the case may be, until such certificates are presented to Citizens or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Convertible Preferred Securities, or the Partnership Preferred Securities or Convertible Debentures that may be distributed in exchange for the Convertible Preferred Securities, if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Partnership Preferred Securities or Convertible Debentures, as the case may be, that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount or a premium to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Upon the distribution of the Convertible Debentures or the Partnership Preferred Securities, the Company will use its best efforts to list such securities on the exchange that the Convertible Preferred Securities are then listed.

  Optional Redemption

  The Convertible Debentures are also subject to redemption by Citizens, at its option, in whole or in part, from time to time, on or after _________________, 199_ at 100% of the principal amount being redeemed, together with accrued or deferred and unpaid interest to the redemption date. If Citizens redeems Convertible Debentures, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed, at $50 per Trust Security in cash, plus accrued or deferred and unpaid distributions in either cash or Common Stock such amount and form of payment being (the "Redemption Price").

  Redemption on Maturity or Upon Acceleration

  Additionally, Convertible Preferred Securities are also subject to redemption in whole, but not in part, upon any redemption of the Partnership Preferred Securities occurring upon the repayment at maturity (on _____________, 2035) or as a result of acceleration of the Convertible Debentures upon the occurrence of an Indenture Event of Default described under "Convertible Debentures - Events of Default." Upon the repayment of the Convertible Debentures, the proceeds from such repayment shall simultaneously be applied to redeem Convertible Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid at the Redemption Price. In the case of such acceleration, the Convertible Preferred Securities will only be redeemed when repayment of the Convertible Debentures has actually been received by the Trust.

  Redemption Procedures; Generally

  If Convertible Preferred Securities are called for redemption, conversion rights with regard thereto will terminate five (5) Business Days prior to the redemption date. If the Convertible Preferred Securities are called for redemption at maturity or acceleration, or if all or any portion of the Convertible Preferred Securities are called for redemption through any Special Event or Rating Agency Event, Citizens may not redeem the Convertible Debentures called for redemption, unless all accrued or deferred and unpaid distributions have been paid in full on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

  Notice of any redemption of Convertible Preferred Securities
(which notice will be irrevocable) will be given to each record holder of Convertible Preferred Securities that are being redeemed or exchanged not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption thereof. If a notice of redemption has been given, then on the redemption date, if the Partnership or Citizens, as the case may be, has paid to the Property Trustee a sufficient amount of cash and Common Stock in connection with the related redemption or maturity of Partnership Preferred Securities and/or the Convertible Debentures, the Property Trustee will irrevocably deposit such cash and Common Stock with the Paying Agent with irrevocable instructions to pay the applicable Redemption Price (i) to the holders of the Convertible Preferred Securities to be redeemed (in the event that such Convertible Preferred Securities are in definitive form) or
(ii) to DTC (in the event that Convertible Preferred Securities are in book-entry form) with irrevocable instructions to pay the Redemption Price to the holders of the Convertible Preferred Securities to be redeemed. See "Book-Entry-Only Issuance - The Depository Trust Company." Upon satisfaction of the foregoing conditions, then immediately prior to the close of business on the date of such deposit or payment all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders to receive the Redemption Price, and from and after the date fixed for redemption, such Convertible Preferred Securities will not accrue distributions or bear interest. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid by either the Property Trustee or Citizens, distributions on the Convertible Preferred Securities called for redemption will continue to accrue at the Rate, compounded quarterly, to the extent that payment of such interest is legally available until the Redemption
Price is actually paid.

  In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities to be redeemed will be selected as described under " - Book-Entry-Only Issuance - The Depositary Trust Company" below.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Citizens or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

  Liquidation Rights

  In the event of any voluntary or involuntary liquidation, dissolution, or winding-up or termination of the Trust, the holders of Convertible Preferred Securities at the time outstanding will be entitled to receive, out of the assets of the Trust, after satisfaction of liabilities to creditors, a liquidation preference of $50 per Convertible Preferred Security payable in cash, plus all accrued or deferred and unpaid distributions, payable in either cash or Common Stock, to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, at the election of the Regular Trustees, either Partnership Preferred Securities or Convertible Debentures shall be distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

  If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Convertible Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Convertible Common Securities with regard to such distributions.

  If, upon any liquidation of the Trust, the holders of Convertible Preferred Securities are paid in full the aggregate Liquidation Distribution to which they are entitled, then such holders will not be entitled to receive or share in any other assets of the Trust thereafter available for distribution to any other holders of beneficial interests in the Trust.

  As set forth in greater detail in the Declaration, the Trust shall be dissolved and its affairs shall be wound up upon the occurrence of certain events, including the earliest to occur of: (i) _______, 2040, the expiration of the term of the Trust; (ii) the bankruptcy of Citizens, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Citizens or the revocation of the charter of Citizens or of the Trust's certificate of trust in accordance with the terms of the Declaration,
(iv) upon the distribution of Partnership Preferred Securities or Convertible Debentures upon the occurrence of any Rating Agency Event or Special Event and the dissolution and liquidation of the Trust, (v) upon the entry of a decree of a judicial dissolution of Citizens or the Trust, or (vi) upon the redemption of all the Trust Securities.


  Amendment to the Declaration

  The Declaration may be modified and amended if approved by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees) (and in certain circumstances, by the Property Trustee or the Delaware Trustee); provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or
(ii) the dissolution, winding-up, or
termination of the Trust other than pursuant to the terms of the Declaration, then such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Trust Securities affected thereby.

  Notwithstanding the foregoing, no amendment may be made to the Declaration if such amendment would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee, or
(iii) cause the Trust to be deemed an investment company which is required to be registered under the 1940 Act.

  Merger, Consolidation or Sale of Assets of the Trust

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States of America, subject to certain conditions set forth in the Declaration. The Trust shall not, except with the consent of the holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamate, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

  Declaration Events of Default

  An event of default under the Limited Partnership Agreement (a "Partnership Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that, pursuant to the Declaration, the holder of the Convertible Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Convertible Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in aggregate liquidation amount of Convertible Preferred Securities may vote to waive any Declaration Event of Default, provided that if the underlying Partnership Event of Default requires the consent of a Super Majority (as defined below), a corresponding Super Majority of Convertible Preferred Securities will be required. A Partnership Event of Default may be waived as described below in "Voting Rights." A waiver of a Partnership Event of Default by the Property Trustee constitutes a waiver of the corresponding Declaration Event of Default.

  Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Partnership Preferred Securities of Citizens Capital, which is the sole holder of the Convertible Debentures, will have the right under the Declaration to enforce its rights as holder of the Partnership Preferred Securities. Citizens and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

  Voting Rights

  Except as described herein, under the Trust Act, the Trust Indenture Act and under "Guarantees," and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

  Subject to the requirement that the Property Trustee obtain a tax opinion in certain circumstances as set forth in the last sentence of this paragraph, the Holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or exercising any trust or power conferred upon the Property Trustee under the Declaration, including, for so long as the Property Trustee shall hold the Partnership Preferred Securities, causing the Special Representative (as hereafter defined) to, or, if the Property Trustee shall hold the Convertible Debentures directly, to (i) prosecute any proceeding for any remedy available to the Indenture Trustee or exercise any power conferred on the Indenture Trustee with respect to the Convertible Debentures, (ii) waive any waivable past default and its consequences that are waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal amount of all the Convertible Debentures shall be due and payable, provided, however, that when the Limited Partnership Agreement or the Indenture, as the case may be, requires the consent of the holders of greater than a majority in aggregate liquidation amount of Partnership Preferred Securities or greater than a majority in aggregate principal amount of Convertible Debentures, as the case may be, affected thereby (a "Super Majority"), a corresponding Super Majority of Convertible Preferred Securities will be required. If the Property Trustee fails to enforce its rights under the Declaration, any holder of Convertible Preferred Securities may institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Declaration, without first instituting a legal proceeding against the Property Trustee or any other person. Other than with respect to directing the time, method and place of conducting any proceeding for a remedy as set forth above, the Property Trustee shall not take any of the above actions in accordance with the directions of the holders of the Convertible Preferred Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that, for the purposes of United States federal income tax, the Trust will continue to be classified as a grantor trust after consummation of such action.

  Any approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent.

  No vote or consent of the holders of the Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or to distribute Partnership Preferred Securities or Convertible Debentures in accordance with the Declaration and the terms of the Trust Securities.

  Any Convertible Preferred Securities that are owned by Citizens, or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with Citizens shall not be entitled to vote or consent and shall, for such purposes, be treated as if they were not outstanding; provided, however, that holders of Convertible Preferred Securities that have been validly pledged by Citizens or any such entity to a party otherwise eligible to vote may vote or consent under any of the circumstances described above.

  Book-Entry-Only Issuance - The Depository Trust Company

  DTC will act as securities depository for the Convertible Preferred Securities. The information in this section concerning DTC and DTC's book-entry system is based upon information obtained from DTC. The Convertible Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully-registered global Convertible Preferred Security certificates will be issued, representing in the aggregate the total number of Convertible Preferred Securities, and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Convertible Preferred Securities as represented by a global certificate.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates.
Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

  Purchases of Convertible Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of a Convertible Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in Convertible Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except upon a resignation of DTC, upon the occurrence of an Indenture Event of Default or upon a decision by the Trust to discontinue the book-entry system for the Convertible Preferred Securities.

  To facilitate subsequent transfers, all the Convertible Preferred Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Convertible Preferred Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices with respect to the Convertible Preferred Securities shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such securities to be redeemed.

  Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an "Omnibus Proxy" (i.e., a proxy conferring on Direct Participants the right to vote as their interests appear) to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Citizens and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

  Cash distribution payments and distribution payments in shares of Common Stock Series A on the Convertible Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, Citizens Capital or Citizens, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Convertible Preferred Security will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities, including elections as to form of payment.

  DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates representing the Convertible Preferred Securities will be printed and delivered. If an Indenture Event of Default occurs or if the Regular Trustees decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), certificates representing the Convertible Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Citizens and the Trust believe to be reliable, but neither Citizens nor the Trust takes responsibility for the accuracy thereof.

  Information Concerning the Property Trustee

  The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders direct the Property Trustee to take any action following a Declaration Event of Default.

  Transfer Agent, Paying Agent, Registrar and Conversion Agent

  Chemical Bank will act as Paying Agent, Registrar, Transfer Agent and Conversion Agent for the Convertible Preferred Securities.

  Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust may require) in respect of any tax or other government charges which may be imposed in relation to it.

                   PARTNERSHIP PREFERRED SECURITIES

  The following summary of the principal terms and provisions of the Partnership Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Limited Partnership Agreement, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

  Under certain circumstances involving the dissolution and liquidation of the Trust following the occurrence of a Trust Event, Partnership Preferred Securities may be distributed to the holders of the Convertible Preferred Securities. See discussion below and in "Convertible Preferred Securities - Special Events Redemption and Distribution."

  General

  The General Partnership Security, which constitutes all of the partnership interests in Citizens Capital other than the Partnership Preferred Securities owned by the Trust (and any interests of any Special Representative), will be owned directly or indirectly by Citizens at all times while the Convertible Preferred Securities are outstanding. The Limited Partnership Agreement authorizes and creates the Partnership Preferred Securities in Citizens Capital. The Partnership Preferred Securities will have a preference with respect to quarterly distributions and amounts payable on liquidation and redemption over the General Partnership Security. The Partnership Preferred Securities do not have a par value. The Limited Partnership Agreement does not permit the issuance of other partnership interests without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Partnership Preferred Securities then outstanding.

  For United States federal income tax purposes, Partnership Preferred Securities holders will recognize interest income as it accrues. So long as interest payments are not deferred, the distributions will approximately equal the accruals of such quarterly interest. Income received by Citizens Capital and distributions by the Partnership are not eligible for the corporate dividends-received deduction for United States federal income tax purposes.

  Holders of Partnership Preferred Securities will not have the right to remove or replace the General Partner. Holders of Partnership Preferred Securities will have no preemptive rights.

  Distributions

  The rights of holders of the Partnership Preferred Securities to receive cumulative distributions from Citizens Capital are essentially similar to those of the holders of the Convertible Preferred Securities. See "Convertible Preferred Securities - Distributions." However, the Partnership may only make distributions to the extent that there is (i) Common Stock Series A and/or cash on hand, and (ii) such funds are "legally available"
(as defined under applicable Delaware law) therefor.

  Conversion Rights

  The Partnership Preferred Securities will be convertible at the option of the holders thereof and in a manner essentially similar to that of the Convertible Preferred Securities. See "Convertible Preferred Securities - Conversion Rights."

  Special Events Redemption and Distribution

  The Partnership Securities are subject to redemption and distribution upon the occurrence of certain Special Events and the Rating Agency Event. See "Convertible Preferred Securities - Special Events Redemption and
Distribution" and "Convertible Debentures - Special Events Redemption and Distribution."

  After the date for any distribution of Convertible Debentures upon dissolution and liquidation of Citizens Capital, (i) the Partnership Preferred Securities will no longer be deemed to be outstanding, (ii) the record holder of the Partnership Preferred Securities will receive a certificate or certificates representing the Convertible Debentures to be delivered upon such distribution, and (iii) any certificates representing Partnership Preferred Securities will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued or deferred and unpaid interest equal to accrued or deferred and unpaid distributions on such Partnership Preferred Securities until such certificates are presented to Citizens Capital or its agent for transfer or reissuance.

  Optional Redemption

  Partnership Preferred Securities are subject to optional redemption in essentially the same manner as the Convertible Preferred Securities. See "Convertible Preferred Securities - Optional Redemption."

  Redemption on Maturity or Upon Acceleration

  Partnership Preferred Securities shall be subject to redemption upon the repayment at maturity or upon acceleration upon default of the Convertible Debentures in essentially the same manner as the Convertible Preferred Securities. See "Convertible Preferred Securities -Redemption on Maturity or Upon Acceleration."

  Redemption Procedures; Generally

  If Partnership Preferred Securities are called for redemption, the conversion right will terminate five (5) Business Days prior to the redemption date. The redemption procedures for Partnership Preferred Securities are similar to those of the Convertible Preferred Securities. See "Convertible Preferred Securities - Redemption Procedures; Generally." Upon the completion of such procedures, all rights of holders of such Partnership Preferred Securities so called for redemption will cease, except the right of the holders to receive the Redemption Price, but without interest on such Redemption Price.

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Citizens or its subsidiaries may at any time, and from time to time, purchase outstanding Partnership Preferred Securities by tender, in the open market or by private agreement.

  Liquidation Rights

  In the event of any voluntary or involuntary liquidation, dissolution or winding-up or termination of Citizens Capital, the holders of Partnership Preferred Securities at the time outstanding will have liquidation rights essentially similar to those of the holders of the Convertible Preferred Securities. See "Convertible Preferred Securities - Liquidation Rights."

  Pursuant to the Limited Partnership Agreement, Citizens Capital shall be dissolved and its affairs shall be wound up upon the earliest to occur of (i) the expiration of the term of Citizens Capital, (ii) any bankruptcy, insolvency, expulsion or dissolution of the General Partner, (iii) upon the entry of a decree of a judicial dissolution or (iv) upon the written consent of all partners of Citizens Capital.

  Merger, Consolidation or Sale of Assets of Citizens Capital

  Citizens Capital may not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below. Citizens Capital may, in order to avoid 1940 Act consequences adverse to Citizens or Citizens Capital or to the holders of the Partnership Preferred Securities, and in other limited situations, without the consent of the holders of the Partnership Preferred Securities, consolidate, merge with or into, or be replaced by a limited partnership or trust organized as such under the laws of any state of the United States of America, subject to conditions set forth in the Limited Partnership Agreement.

  Limited Partnership Agreement Event of Default

  An Indenture Event of Default constitutes an event of default under the Limited Partnership Agreement with respect to the Partnership Preferred Securities (a "Partnership Event of Default").

  Upon the occurrence of a Partnership Event of Default, the Special Representative of Citizens Capital, as the sole holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable.

  Voting Rights

  Except as provided below and under "Guarantees - Amendments and Assignment," "Convertible Debentures - Modification of the Indenture" and as otherwise required by law and provided by the Limited Partnership Agreement, the holders of the Partnership Preferred Securities will have no voting rights.



  If (i) an Indenture Event of Default occurs and is continuing with respect to the Convertible Debentures; or (ii) Citizens is in default under any of its payment obligations under the Partnership Guarantee, then the holders of a majority in aggregate liquidation preference of the Partnership Preferred Securities will be entitled to appoint a special representative (a "Special Representative") to enforce Citizens Capital's rights under the Convertible Debentures, enforce the rights of the holders of Partnership Preferred Securities under the Partnership Guarantee and enforce the payments of distributions on the Partnership Preferred Securities. In such event, the General Partner or (after the passing of a specified period of time) the holders of 10% of the aggregate liquidation preference of the Partnership Preferred Securities will be entitled to convene a meeting. Any Special Representative so appointed shall vacate office immediately if Citizens Capital (or Citizens pursuant to the Partnership Guarantee) shall have paid in full all accrued or deferred and unpaid distributions on the Partnership Preferred Securities or such Indenture Event of Default or default, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Representative, Citizens will retain all rights as obligor under the Convertible Debentures, including the right to defer interest payments as provided under "Convertible Debentures - Option to Defer Interest Payments," and any such deferral will not constitute a default under the Indenture or enable a holder of Partnership Preferred Securities to require the payment of a distribution.

  In the event that any quarterly distribution payment is deferred for 6 consecutive quarters, holders of a majority in aggregate liquidation preference of the Partnership Preferred Securities will have the right to elect a Special Representative who will have limited rights to act on behalf of the holders of the Partnership Preferred Securities and, in effect, the Convertible Preferred Securities. Any Special Representative so appointed shall have the authority to enforce the rights of holders of Partnership Preferred Securities under the Convertible Debentures and the Partnership Guarantee and declare and pay distributions on the Partnership Preferred Securities.

  If any proposed amendment to the Limited Partnership Agreement provides for, or the General Partner otherwise proposes to effect, (x) any action that would materially adversely affect the powers, preferences or rights of the Partnership Preferred Securities, or (y) the liquidation, dissolution, winding-up or termination of Citizens Capital (other than as described under "- Merger, Consolidation or Sale of Assets of Citizens Capital"), then such amendment or action shall require the approval of the holders of at least
66 2/3% or more of the aggregate liquidation preference of the Partnership Preferred Securities; provided, however, that no such approval shall be required if (i) the liquidation, dissolution, winding-up or termination of Citizens Capital is proposed or initiated pursuant to the terms of the Limited Partnership Agreement relating to dissolution (see "- Liquidation Rights") or (ii) if Partnership Preferred Securities are distributed to the holders of Convertible Preferred Securities in exchange for such Convertible Preferred Securities in liquidation of the Trust.

  So long as the Convertible Debentures are held by Citizens Capital, the General Partner shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Convertible Debentures, (ii) waive any past default under the Indenture, (iii) exercise any right to rescind a declaration that the principal of all the Convertible Debentures shall be due and payable,
(iv) consent to any amendment, modification or termination of the Convertible Debentures or of the Indenture without, in each case, obtaining the prior approval of the holders of at least 66 2/3% or more of the aggregate liquidation preference (or a majority of the aggregate liquidation preference in the case of waiver of certain past defaults) of the Partnership Preferred Securities; provided, however, that where a consent under the Convertible Debentures would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of each holder of the Partnership
Preferred Securities. The General Partner shall notify all holders of Partnership Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Convertible Debentures.

  Any required approval of holders of Partnership Preferred Securities may be given at a meeting of such holders or pursuant to written consent.

  Amendment to the Limited Partnership Agreement

  Except as stated in "-Voting Rights" above, the Limited Partnership Agreement may be amended by a written instrument executed by the General Partner without the consent of any limited partner; provided, however, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause
Citizens Capital to be treated as anything other than a partnership for purposes of United States income taxation or require Citizens Capital to register under the 1940 Act. In the event of (i) a liquidation of the Trust for any reason or (ii) any other distribution which effectively causes Partnership Preferred Securities to be distributed to holders of Trust Securities, the General Partner may, without the consent of the Limited Partners, amend the Limited Partnership Agreement to provide for (i) orderly dissemination, purchase, sale, exchange and replacement of such Partnership Preferred Securities, (ii) all other matters to the extent required by or desirable under then applicable law, and (iii) such other matters reasonably incidental or related thereto; provided, however, that no such amendment may materially adversely effect the rights, preferences and value of any class of such Partnership Preferred Securities without the consent of a majority in liquidation preference of the holders of the Partnership Preferred Securities so effected.


  Transfer Agent, Paying Agent, Registrar and Conversion Agent

  While all of the Partnership Securities are held by the Trust, the General Partner will act as Paying Agent, Registrar, Transfer Agent and Conversion Agent for the Partnership Preferred Securities.

  Registration of transfers of Partnership Preferred Securities will be effected without charge by or on behalf of Citizens Capital, but upon payment (with the giving of such indemnity as Citizens Capital may require) in respect of any tax or other government charges which may be imposed in relation to it.

                                GUARANTEES

  The following is a description of the principal terms and provisions of the Convertible Preferred Securities Guarantee and the Convertible Common Securities Guarantee (collectively the "Trust Guarantees"), which will be executed and delivered by Citizens for the benefit of the holders from time to time of the Trust Securities, and the Partnership Guarantee (together with the Trust Guarantees, the "Guarantees"), which will be executed and delivered by Citizens for the benefit of the holders from time to time of the Partnership Preferred Securities. The following description is qualified in its entirety by reference to such agreements, copies of the forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

  General

  Each of the Partnership Guarantee and the Convertible Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Chemical Bank will act as indenture trustee under each such Guarantee (the "Guarantee Trustee"). The terms of each such Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act.

  Pursuant to the Convertible Preferred Securities Guarantee, Citizens will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined below) as and when due.
The following payments, to the extent not paid by the Trust, are the "Guarantee Payments": (a) any accrued or deferred and unpaid distributions that are required to be paid on the Convertible Preferred Securities from cash and/or Common Stock available therefor; (b) the Redemption Price payable with respect to Convertible Preferred Securities called for redemption by the Trust out of cash and/or Common Stock available therefor; and (c) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Partnership Preferred Securities or Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all of the Convertible Preferred Securities) the lesser of
(i) the Liquidation Distribution, to the extent that the Trust has cash and/or Common Stock available therefor and (ii) the amount of assets of the Trust available for distribution to holders of Convertible Preferred Securities in liquidation of the Trust.

  Pursuant to the Partnership Guarantee, Citizens will irrevocably agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Partnership Preferred Securities, the Partnership Guarantee Payments (as defined below) as and when due. The following payments, to the extent not paid by Citizens Capital, are the "Partnership Guarantee Payments": (a) any accrued or deferred and unpaid distributions that are required to be paid on the Partnership Preferred Securities from cash and/or Common Stock legally available therefor; (b) the Redemption Price payable with respect to Partnership Preferred Securities called for redemption by Citizens Capital out of cash and/or Common Stock legally available therefor; and (c), upon a voluntary or involuntary dissolution, winding-up or termination of Citizens Capital (other than in connection with the distribution of Convertible Debentures to the holders of Partnership Preferred Securities or the redemption of all of the Partnership Preferred Securities), the lesser of (i) the Partnership Liquidation Distribution, to the extent that Citizens Capital has cash and/or Common Stock legally available therefor and (ii) the amount of assets of Citizens Capital available for distribution to holders of Partnership Preferred Securities in liquidation of Citizens Capital.

  Citizens has also agreed in the Convertible Common Securities Guarantee to irrevocably guarantee the obligations of the Trust with respect to the Convertible Common Securities to the same extent as the Convertible
Preferred Securities Guarantee, except that, upon an Indenture Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Convertible Common Securities under the Convertible Common Securities Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

  Citizens asserts that the Gurantees, when taken together with Citizen's obligations under the Convertible Debentures, the Indenture, the Declaration and the Limited Partnership Agreement, including its obligation to pay costs, expenses and certain indemnities of the Trust ("back-up undertakings"), constitute a full and unconditional guarantee of amounts due under the Convertible Preferred Securities, the Partnership Preferred Securities and the Convertible Common Securities.

  Each Trust Guarantee, togther with the back-up undertakings, will be a full and unconditional guarantee with respect to the Trust Securities issued by the Trust but will not apply to any payment of distributions except to the extent the Trust shall have cash and/or Common Stock available therefor.
The Partnership Guarantee, together with the back-up undertakings, will be a full and unconditional guarantee with respect to the Partnership Preferred Securities issued by Citizens Capital from the time of issuance of such Partnership Preferred Securities but will not apply to any payment of distributions except to the extent Citizens Capital shall have cash and/or Common Stock legally available therefor. If Citizens fails to make interest payments on the Convertible Debentures purchased by Citizens Capital, Citizens Capital will have insufficient funds to pay distributions on the Partnership Preferred Securities and the Trust will have insufficient funds to pay distributions on the Convertible Preferred Securities. The
Guarantees do not cover payments of distributions when the Trust or Citizens Capital do not have sufficient cash and/or Common Stock to pay such distributions.

  Holders of the Trust Securities and Partnership Preferred Securities may proceed to enforce such obligations directly against Citizens as guarantor, rather than having to proceed first against the Trust or Citizens Capital. Such obligations will not be discharged except by payment of the Guarantee Payments or Partnership Guarantee Payments, as the case may be, in full.

  Certain Covenants of Citizens

  In the Partnership Guarantee Citizens will covenant and agree that, so long as any Partnership Preferred Securities are outstanding, and in the Convertible Preferred Securities Guarantee Citizens will covenant and agree that, so long as any Convertible Preferred Securities are outstanding, if Citizens exercises its right to defer interest payments on the Convertible Debentures or there shall have occurred any event that would constitute an event of default under either such Guarantee, the Limited Partnership Agreement or the Declaration, then (a) Citizens will not declare or pay any dividend or distribution (other than in shares of its capital stock) on any of Citizens' capital stock, (b) neither Citizens nor any of its subsidiaries will redeem, purchase, acquire for value or make a liquidation payment to any holder of, or with respect to, any of its capital stock or Other Subordinated Indebtedness (with certain exceptions, see "Convertible Debentures - Certain Covenants of Citizens"), (c) Citizens will not make any payment of principal, premium or interest (unless payable in shares of capital stock) on Other Subordinated Indebtedness, and (d) neither Citizens nor any of its subsidiaries will make any guarantee of payments which would be prohibited or limited by the foregoing (other than payments under the Guarantees, payments of dividends by a subsidiary, or guarantees of dividends or payments payable to Citizens).

  As a part of the Guarantees, Citizens will agree that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities and Partnership Preferred Securities into or for Common Stock Series A, as described in "Convertible Preferred Securities - Conversion Rights."

  Subordination

  Each Guarantee will constitute an unsecured obligation of Citizens and will rank subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of Citizens and will be subject to other subordination provisions substantially identical to those relating to the Convertible Debentures. See "Convertible Debentures - Subordination." The terms of the Convertible Preferred Securities and the Partnership Preferred Securities provide that each holder of Convertible Preferred Securities and Partnership Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee. On the bankruptcy, liquidation or winding-up of Citizens, its obligations under the Guarantees will rank junior to all Senior Indebtedness and, therefore, funds may not be available for payment under the Guarantees. As of September 30, 1995, Senior Indebtedness included (i) obligations in the amount of $1,229,596,000 of the nature described in clauses (a) and (b) of the definition of Senior Indebtedness, plus (ii) other obligations of Citizens of the nature described in clauses (c) through (h) of the definition of Senior Indebtedness. See "Convertible Debentures - Subordination."

  Amendments and Assignment

  Except with respect to any changes that do not adversely affect the rights of holders of the securities guaranteed therein, the terms of each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Convertible Preferred Securities or Partnership Preferred Securities, as the case may be, then outstanding. The manner of obtaining any such approval of holders of the Convertible Preferred Securities and the Partnership Preferred Securities will be as set forth in "Convertible Preferred Securities - Voting Rights" and "Partnership Preferred Securities - Voting Rights." All provisions contained in the Guarantees will bind the successors, assigns, receivers, trustees and representatives of Citizens and will inure to the benefit of the holders of the Convertible Preferred Securities or Partnership Preferred Securities, as the case may be.

  Termination

  Citizens' obligation to make Guarantee Payments under the Convertible Preferred Securities Guarantee will terminate as to each holder of Convertible Preferred Securities and be of no further force and effect upon (a) full payment of the Redemption Price of such holder's Convertible Preferred Securities, (b) full payment of the amounts payable to such holder upon liquidation of the Trust, (c) the distribution of Common Stock Series A to such holder in respect of the conversion of all of such holder's Convertible Preferred Securities into Common Stock Series A or (d) distribution of the Partnership Preferred Securities or Convertible Debentures to such holder in respect of the exchange for all of such holder's Convertible Preferred Securities.

  Citizens' obligation to make Partnership Guarantee Payments under the Partnership Guarantee will terminate as to each holder of Partnership Preferred Securities and be of no further force and effect upon (a) full payment of the Partnership Redemption Price of such holder's Partnership Preferred Securities, (b) full payment of the amounts payable to such holder upon liquidation of Citizens Capital, (c) the distribution of Common Stock Series A to such holder in respect of the conversion of all of such holder's Partnership Preferred Securities into Common Stock Series A or (d) distribution of the Convertible Debentures to such holder in respect of the exchange for all of such holder's Partnership Preferred Securities.

  Events of Default

  An Event of Default under the Guarantees will occur upon the failure of Citizens to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities and the holders of a majority in aggregate liquidation amount of the Partnership Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the respective Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

  If the Guarantee Trustee fails to enforce such Guarantee, any holder of Convertible Preferred Securities or Partnership Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Citizens to enforce the Guarantees Trustee's rights under such Guarantee, without first instituting a legal proceeding against the Trust, Citizens Capital, the Guarantee Trustee or any other person.

  Citizens will be required to provide annually to the Guarantee Trustee an officer's certificate as to the full compliance by Citizens with its obligations under each of the Guarantees and as to any default in such obligation.

                         CONVERTIBLE DEBENTURES

  The following summary of principal terms and provisions of the Convertible Debentures in which Citizens Capital will invest the proceeds of the issuance and sale of the Trust Securities does not purport to be complete and is qualified in its entirety by reference to the Indenture (the "Base Indenture") between Citizens and Chemical Bank, as trustee (the "Debenture Trustee"), supplemented by a First Supplemental Indenture (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture") forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

  Under certain circumstances involving the liquidation of the Trust following the occurrence of a Trust Event and a Partnership Event, Convertible Debentures may be distributed to the holders of the Trust Securities. See discussion below and in "Convertible Preferred Securities - Special Events Redemption and Distribution."

  General

  The Convertible Debentures will be limited in aggregate principal amount to $185,993,000, such amount being the sum of (i) the aggregate amount of the proceeds from the offering of the Convertible Preferred Securities and the issuance and sale of the Convertible Common Securities and
(ii) the capital contributed to Citizens Capital by the General Partner (the "General Partner Payment"), less 1% of such sum, which amount may be increased to up to $213,895,000 upon the exercise of the Underwriters' over-allotment option.

  The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued or deferred and unpaid interest thereon on ___________, 2035. The Convertible Debentures are not entitled to the benefit of any sinking fund.

  The Convertible Debentures will be issued only in fully registered form, without coupons, in denominations of $50 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Convertible Debentures, but Citizens may require payment of a sum sufficient from the holders to cover any tax or other governmental charge payable in connection therewith.

  Optional Redemption

  Citizens will have the right to redeem the Convertible Debentures, at its option, in whole or in part, at any time on or after _________, 199_, at 100% of the principal amount being redeemed, together with all accrued or deferred and unpaid interest to the redemption date, plus Additional Interest, if any. Citizens may also redeem the Convertible Debentures as described in the following paragraph.

  Special Events Redemption and Distribution

  As described elsewhere herein, the Convertible Debentures may be redeemed or distributed to holders upon the occurrence of certain Special Events or a Rating Agency Event. For a fuller discussion of this feature, see "Convertible Preferred Securities - Special Events Redemption and Distribution." However, if at the time there is available to Citizens, the Partnership or the Trust the opportunity to eliminate the adverse effect of the Special Event on the Trust, Citizens or the Partnership by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure, where the taking of such action does not involve a material cost, neither Citizens (subject to its right to redeem at any time after ___________, 199_), the Partnership nor the Trust may redeem without first having pursued such ministerial action.

  Interest

  The Convertible Debentures will bear interest at the Rate. As described elsewhere herein, interest may be payable in cash or securities. For a fuller discussion of interest, see the descriptions under "Prospectus Summary" and "Convertible Preferred Securities."

  Option to Defer Interest Payments

  As described in greater detail elsewhere herein, so long as no Indenture Event of Default has occurred or is continuing, Citizens has the right to, and may, defer the payment of each quarterly interest payment to a date subsequent to the regular Interest Payment Date. Upon any such deferrals, interest will compound on each scheduled Interest Payment Date and accrued until paid at the Rate on any unpaid interest so deferred until the amount of such deferred interest (including compounded interest thereon) is paid in full. See "Convertible Preferred Securities - Distributions" for a complete discussion of the terms and conditions governing such deferrals.

  Additional Interest

  Citizens is required to pay either (i) directly to such taxing authority,
(ii) to the Trust or Citizens Capital, as the case may be, or (iii) as Additional Interest on the Convertible Debentures, any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon either the Trust or Citizens Capital. Citizens shall be required to pay Additional Interest or make such other payments in an amount and at such time so that the net amounts received as interest or distribution payments by the Trust or Citizens Capital, and distributable to the Trust and the holders of the Convertible Preferred Securities, respectively, after all such taxes, duties, assessments or governmental charges have been paid will not be less than the amount received and distributed by such entities and the amount the holders of the Convertible Preferred Securities would have received, had no such taxes, duties, assessments or governmental charges been imposed. If such taxes or duties are paid to the Trust or Citizens Capital or as Additional Interest on the Convertible Debentures, then the Trust or Citizens Capital, as the case may be, is required to pay such amounts over to such taxing authority in satisfaction of such charges or assessments.

  Subordination

  The Indenture provides that the Convertible Debentures are subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (as defined below) of Citizens.

  Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the

Company, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness, before the holders of the Convertible Debentures are entitled to receive any payment (including any payment to holders of the Convertible Debentures made in respect of any other debt subordinated to the Convertible Debentures) on account of the principal of or interest on the Convertible Debentures or on account of any purchase, redemption or other acquisition of the Convertible Debentures by the Company.

  The Company may not make any payments on the account of the Convertible Debentures or on account of the purchase or redemption or other acquisition of the Convertible Debentures (except, so long as the Partnership exists, in shares of capital stock), if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), or any event which after notice or lapse of time (or both) would become a default, with respect to certain Senior Indebtedness, permitting (after notice or lapse of time or both) the holders thereof to accelerate the maturity thereof, has occurred and is continuing (a "Senior Nonmonetary Default"), and the Company and the Debenture Trustee have received written notice thereof from the holder of such certain Senior Indebtedness, then the Company may not make any payments with respect to the Convertible Debentures (except, so long as the Partnership exists, payments in shares of capital stock), for a period (a "blockage period") commencing on the date the Company and the Debenture Trustee receive such written notice and ending on the earlier of
(i) 179 days after such date or (ii) the date, if any, on which the related Senior Indebtedness is discharged or such default is waived in writing or otherwise ceases to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates is rescinded.

  In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect.

  By reason of such subordination, in the event of any proceeding of the type described above involving Citizens, creditors of Citizens who are holders of Senior Indebtedness and general unsecured creditors of Citizens may recover more, ratably, than the holder or holders of the Convertible Debentures.

  The term "Senior Indebtedness" is defined to mean the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether incurred (as defined in the Indenture) on or prior to the date of execution of the Indenture or thereafter incurred:

        (a)   all obligations of Citizens for money borrowed;

        (b) all obligations of Citizens evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

        (c)   all capitalized lease obligations of Citizens;

        (d) all reimbursement obligations of Citizens with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Citizens;

        (e) all obligations of Citizens issued or assumed as the deferred purchase price of property or services, (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business);

        (f) all payment obligations of Citizens under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by Citizens solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Citizens;

        (g) all obligations under lease transactions pursuant to which Citizens or any of its subsidiaries are treated as the owner of the subject property for United States federal income tax purposes;

        (h) all obligations of the type referred to in clauses (a) through (g) above of another person and all dividends of another person, the payment of which, in either case, Citizens has assumed or guaranteed, or for which Citizens is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

        (i) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by Citizens of any such indebtedness referred to in clauses (a) through (h) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced indebtedness);

provided, however, that the following shall not constitute Senior Indebtedness; (a) any trade accounts payable or accrued liabilities arising in the ordinary course of business, (b) any indebtedness owed to a person when such person is a subsidiary of Citizens, or (c) any indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Convertible Debentures.

  As of September 30, 1995, Senior Indebtedness included (i) obligations in the amount of $1,229,596,000 of the nature described in clauses (a) and (b) of the above definition of Senior Indebtedness, plus (ii) other obligations of Citizens of the nautre described in clauses (c) through (h) of the above definition of Senior Indebtedness. See "Convertible Debentures - Subordination." The Indenture does not limit Citizens' ability to incur
Senior Indebtedness.

  Certain Covenants of Citizens

  Citizens will also covenant in the Indenture that (i) it will not declare or pay any dividend or distribution (other than in shares of capital stock) on any of the Company's capital stock, (ii) that neither it nor any of its subsidiaries will redeem, purchase, acquire for value or make a liquidation payment to any holder of, or with respect to, any of its capital stock or any of its indebtedness for borrowed money which by its terms ranks junior in subordination to the Convertible Debentures ("Other Subordinated Indebtedness") (other than (x) as an issuance of capital stock upon conversion of a convertible security or in payment of interest, premium or principal or in payment in redemption, purchase or other acquisition or liquidation of capital stock or Other Subordinated Indebtedness, (y) as a result of reclassification of such capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, or (z) in connection with the right of the Company to purchase or reacquire shares of Common Stock under the First Supplemental Indenture, the Declaration or the Limited Partnership Agreement), (iii) that Citizens will not pay principal, interest or premium on Other Subordinated Indebtedness (unless payable in shares of capital stock) and (iv) that neither Citizens nor any of its subsidiaries will or make any guarantee of payments which would be prohibited or limited by the foregoing (other than payments under the Guarantees, payments of dividends by a subsidiary, or guarantees of dividends or payments payable to Citizens), if at such time (a) there shall have occurred any event that, with the giving of notice or the lapse of time or both would constitute an Indenture Event of Default, (b) Citizens shall be in default with respect to its payment or other obligations under the Guarantees or (c) Citizens shall have deferred the payment of interest and such deferral of interest payments or any extension thereof shall be continuing. The term "Other Subordinated Indebtedness" shall only include any indebtedness which is outstanding under an instrument dated prior to the date of the Indenture which does not expressly permit the deferral of payment or extension of the time for payment of interest, premium or principal, or any installment thereof.

  The Company also will covenant (i) to remain the General Partner of the Partnership; provided that any permitted successor of the Company under the Limited Partnership Agreement may succeed to the Company's duties as General Partner, (ii) to cause at least 3% of the total value of the Partnership and at least 3% of all interests in the capital, income, gain, loss, deduction and credit of the Partnership to be held by the Company, as a General Partner of the Partnership, (iii) not to voluntarily dissolve, wind-up or liquidate the Partnership, (iv) to perform timely all of its duties as General Partner (including the duty to declare and pay distributions on the Partnership Preferred Securities), (v) to maintain direct ownership of all partnership interests of the Partnership other than the Partnership Preferred Securities, except as may be permitted by the Limited Partnership Agreement, (vi) to use its reasonable efforts to cause the Partnership to remain a limited partnership and otherwise to continue to be treated as a partnership for United States federal income tax purposes; (vii) to issue Common Stock Series A upon an election by holders to convert the Convertible Debentures; and
(viii) to own Convertible Common Securities equal to at least 3% of the total undivided beneficial interests in the assets of the Trust.

  The Company will also covenant that, so long as any Convertible Debentures are held by the Partnership, the General Partner shall not (i) exercise its option to select the form of payment of interest in violation of instructions of the Special Representative, (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative, or exercising any trust or power conferred on the Special Representative with respect to the Convertible Debentures, (iii) waive any past default which is waivable under the Indenture, (iv) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (v) consent to any amendment, modification or termination of the Convertible Debentures or of the Indenture without, in each case, obtaining the prior approval of the Property Trustee after having received the prior consent of the holders of at least 66 2/3% or more of the aggregate liquidation preference (or a majortiy of the aggregate liquidation preference in the case of waiver of certain past defaults) of the Convertible Preferred Securities then outstanding, provided, however, that where a consent under the Convertible Debentures would require the consent of each holder affected thereby, no such consent shall be given by the General Partner without the prior consent of such Property Trustee, who has received prior consent from each holder of the Convertible Preferred Securities. The General Partner shall not revoke any action previously authorized or approved by a vote of the Property Trustee after having received the prior consent of the holders of the Convertible Preferred Securities, without the approval of the holders of Convertible Preferred Securities representing 66 2/3% or more (or 100% where the consent of each holder affected thereby is required) of the aggregate liquidation preference of the Convertible Preferred Securities.

  The Company will further covenant that in the event of a merger, consolidation or transfer of assets of the Company with or to another corporation or entity, in which the Company is not the surviving corporation, the surviving entity shall assume the obligations of the Company for the Debentures under the Indenture by execution of a supplemental indenture.

  Conversion of the Convertible Debentures

  The Convertible Debentures will be convertible into Common Stock Series A at the option of the holders of the Convertible Debentures, in whole or in part, until and including five (5) Business Days prior to __________, 2035, at a conversion price of $________ per share of Common Stock Series A for each Convertible Debenture, subject to the conversion price adjustments described under "Convertible Preferred Securities - Conversion Rights." If Convertible Debentures are called for redemption, the conversion right will terminate five (5) Business Days prior to the redemption date.

  In order to exercise the conversion privilege, the holder of any Convertible Debenture to be converted shall surrender such Debenture to the Conversion Agent with a written Notice of Conversion. Upon a delivery of the Convertible Preferred Securities and Notice of Conversion to the Conversion Agent, the Conversion Agent will convert such Convertible Debentures to Common Stock Series A on behalf of such holder.

  Citizens' delivery to the holders of the Convertible Debentures (through the Conversion

Agent) of the fixed number of shares of Common Stock Series
A into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Citizens' obligation to pay the principal amount of the Convertible Debentures and any accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.
See "Convertible Preferred Securities - Conversion Rights."

  Indenture Events of Default

  If one or more of the following events (each an "Indenture Event of Default") shall occur and be continuing:

  (a) failure to pay any principal of the Convertible Debentures when due, and such failure continues for a period of 15 days;

  (b) failure to pay any interest, other than Additional Interest (if any), on the Convertible Debentures when due and such failure continues for a period of 60 days; provided that a valid deferral of an interest payment by Citizens shall not constitute a default;

  (c) failure by Citizens to deliver shares of Common Stock Series A upon an election to convert Convertible Debentures for Common Stock Series A, and such failure continues for a period of five days;

  (d) failure by Citizens to perform in any material respect any other covenant in the Indenture for the benefit of the holders of Convertible Debentures continued for a period of 90 days after written notice to Citizens from the Debenture Trustee or the holders of a majority in principal or liquidation amount of Convertible Debentures, Partnership Preferred Securities or Convertible Preferred Securities;

  (e) the dissolution, winding-up, liquidation or termination of Citizens Capital (except as a result of a Special Event or Rating Agency Event, as permitted in the Limited Partnership Agreement);

  (f) the dissolution, winding-up, liquidation or termination of the Trust (except as a result of a Special Event or Rating Agency Event, as permitted in the Declaration); or

  (g) certain events of bankruptcy, insolvency or liquidation of Citizens, Citizens Capital or the Trust;

then either the Debenture Trustee or the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to declare the principal of and the interest on the Convertible Debentures and any other amount payable under the Convertible Debentures to be forthwith due and payable and to enforce the holders' other rights as creditors with respect to the Convertible Debentures; provided, however, that if upon an Indenture Event of Default, the Debenture Trustee or the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding fail to declare the payment of all amounts on the Convertible Debentures to be immediately due and payable, the trustee for the holders of a majority in aggregate liquidation preference of Convertible Preferred Securities then outstanding shall have such right; provided further, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures, or the holders of the Convertible Preferred Securities if they accelerated such payment, may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "- Modification of the Indenture." Citizens Capital is the initial holder of the Convertible Debentures. However, while the Convertible Preferred Securities are outstanding, the General Partner of Citizens Capital has agreed not to waive an Indenture Event of Default without the consent of holders of 66 2/3% in aggregate liquidation preference of the Convertible Preferred Securities then outstanding. Additionally, under the terms of the Partnership
Preferred Securities, the holders of outstanding Partnership Preferred Securities will have the rights described above under "Partnership Preferred Securities - Voting Rights," including the right to appoint a Special Representative, which shall be authorized to exercise the right of Citizens Capital, as the holder of Convertible Debentures, to accelerate the principal amount of the Convertible Debentures and accrued interest thereon and to enforce the other rights of holders of the Convertible Debentures as creditors under the Convertible Debentures. A default under any other indebtedness of Citizens would not constitute an Indenture Event of Default under the Convertible Debentures.

  Subject to the provision of the Indenture relating to the duties of the Debenture Trustee in case an Indenture Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee.

  No holder of any Convertible Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debenture Trustee written notice of a continuing Indenture Event of Default and, unless the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding also shall have made written request, and offered reasonable indemnity, to the Debenture Trustee to institute such proceeding as trustee, and the Debenture Trustee shall not have received from the holders of 66 2/3% in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 90 days.

  Citizens will be required to furnish to the Debenture Trustee annually a statement as to the performance by Citizens of certain of its obligations under the Indenture and as to any default of such performance.

  Modification of the Indenture

  The Indenture may be amended by Citizens and the Debenture Trustee with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding Convertible Debentures; provided, that no such modification or amendment may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (a) change the Maturity of the principal of, or any installment of interest on, any Convertible Debenture, (b) reduce the principal amount of, or interest on, any Convertible Debenture, (c) change the premium payable upon redemption of any Convertible Debenture, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Convertible Debenture,
(e) adversely affect the right to convert or exchange Convertible Debentures,
(f) modify the subordination provision in a manner adverse to the holders of the Convertible Debentures, (g) reduce the above-stated percentage of outstanding Convertible Debentures necessary to modify or amend the Indenture or (h) reduce the percentage of aggregate principal amount of outstanding Convertible Debentures necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; and provided further, that so long as any of the Convertible Preferred Securities or Partnership Preferred Securities remain outstanding, no such amendment may be made that adversely affects the holders of Convertible Preferred Securities or Partnership Preferred Securities, and no termination of the Indenture may occur, and no Indenture Event of Default or compliance with any covenant under the Indenture may be waived by the holders of the Convertible Debentures, without the prior consent of at least 66 2/3% of the aggregate liquidation preference (or a majority of the aggregate liquidation preference in the case of waiver of certain past defaults) of the Convertible Preferred Securities or Partnership Preferred Securities then outstanding unless and until the Convertible Debentures and all accrued or deferred and unpaid interest thereon have been paid in full.

  Governing Law

  The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

  Information Concerning the Debenture Trustee

  The Indenture contains certain limitations on the right of the Debenture Trustee should it become a creditor of Citizens, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Debenture Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Convertible Debentures, it must eliminate such conflict or resign.

  Citizens has agreed in the Indenture to indemnify and hold harmless the Debenture Trustee against any losses or damages it may suffer as Debenture Trustee.

  Chemical Bank, the Debenture Trustee under the Indenture, has from time to time engaged in transactions with, or performed services for, Citizens in the ordinary course of business. Chemical is the trustee under an indenture dated August 15, 1991, as supplemented, pursuant to which $700 million of principal amount of debentures are outstanding thereunder. Chemical is also a participant lender under the Company's $600 million of committed bank lines of credit for general corporate purposes. As of November 20, 1995, no amounts were outstanding under such bank lines of credit.


  Miscellaneous

  The Indenture will provide that Citizens will pay all fees and expenses related to (i) the issuance and sale of the Trust Securities, the Partnership Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of Citizens Capital and the Trust, and other costs and expenses of Citizens Capital and the Trust, (iii) the retention of the Regular Trustees, (iv) the enforcement by the Property Trustee of the rights of the holders of the Convertible Preferred Securities and (v) the extent contemplated by the Indenture, the taxes of the Partnership and the Trust and all liabilities, costs and expenses with respect to such taxes of the Partnership and the Trust either by payment of Additional Interest or by otherwise making funds available to the appropriate taxing authority or to the Partnership or the Trust. The payment of such fees and expenses will be fully and unconditionally guaranteed by Citizens.

  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  General

    In the opinion of Skadden, Arps, Slate, Meagher & Flom, special tax counsel to the Company, the Trust and Citizens Capital, the following are the material United States federal income tax consequences of the issuance, ownership and disposition of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance. The tax treatment of a holder may vary depending on its particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or except as specifically described herein, foreign taxpayers. This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  Classification of the Convertible Debentures

  In connection with the issuance of the Convertible Debentures, Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Citizens, Citizens Capital and the Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of Citizens.

  Classification of Citizens Capital

  In connection with the issuance of the Partnerhsip Preferred Securities, Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Citizens, Citizens Capital and the Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Limited Partnership Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contain in such opinion, Citizens Capital will be classified for United States federal income tax purposes as a partnership and not as an association taxable as a corpora-tion.

  Classification of the Trust

  In connection with the issuance of the Convertible Preferred Securities, Skadden, Arps, Slate, Meagher & Flom, special tax counsel to Citizens, Citizens Capital and the Trust, has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities will generally be considered the owner of an undivided interest in the Limited Partnership Securities held by the Trust, and each holder will be required to include in its gross income its distributive share of the net income of Citizens Capital, which net income generally will be equal to the amount of OID accrued with respect to the allocable share of the Convertible Debentures represented by its undivided interest in the Limited Partnership Securities.

  Potential Deferral of Interest Payments and Original Issue Discount

  Because Citizens has the option, under the terms of the Convertible Debentures, to defer payments of interest for up to 20 quarters, all of the stated interest payments on the Convertible Debentures (whether made in cash or Common Stock) will be treated as "original issue discount". Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis without regard to the receipt of cash or Common Stock attributable to the interest, regardless of their method of tax accounting. The OID accrual rules may also accelerate the timing of a holder's recognition of income in certain situations. Actual payments and distributions of stated interest (whether made in cash or Common Stock) will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter and is allocated to the holders of the Trust Securities will approximately equal the amount of the interest that accrues on the Convertible Debentures in that quarter at the stated interest rate. Accordingly, unless Citizens exercises its option to defer interest payments on the Convertible Debentures, a holder of Convertible Preferred Securities (whether it makes a Cash Distribution Election or Stock Distribution Election) should have the same adjusted tax basis in its Convertible Preferred Securities at the beginning of each quarterly interest payment period.

  In the event that the interest payments on the Convertible Debentures are deferred, holders will continue to accrue OID with respect to their Convert-ible Preferred Securities on an economic accrual basis. During such period, OID will accrue at the stated interest rate on both the principal amount of the Convertible Debentures, and any accrued, but unpaid, interest.

  Because income on the Convertible Preferred Securities will constitute interest (in the form of OID), corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

  Holders Making a Stock Distribution Election

  A holder that makes a Stock Distribution Election will recognize the same amount of OID with respect to its Convertible Preferred Securities as a holder who makes a Cash Distribution Election. In addition, a holder that makes a Stock Distribution Election will not recognize any gain or loss on the receipt of the Common Stock from the Trust even though the fair market value of the Common Stock on the interest payment date may be greater or lesser than the cash equivalent amount of the interest payment. Furthermore, a holder will not recognize any additional income or loss with respect to cash it may receive in lieu of a fractional share of Common Stock.

  A holder's tax basis in the Common Stock it receives in lieu of a cash interest payment generally will equal Citizens Capital's tax basis in such Common Stock. Citizens Capital's tax basis in the Common Stock it receives as interest on the Convertible Debentures should equal the fair market value of the Common Stock on the Share Transfer and Valuation Date. It is anticipated that the fair market value of the Common Stock on the Share Transfer and Valuation Date will equal the cash equivalent amount of such interest payment. Accordingly, a holder who makes a Stock Distribution Election generally should have a tax basis in the shares of Common Stock it receives in lieu of a cash interest payment equal to the cash equivalent amount of such interest payment (less any cash received in lieu of a fractional share of Common Stock).

  In light of the fact that the value of a share of Common Stock can be expected to vary among interest payment dates, holders who make Stock Distribution Elections may have different tax bases in shares of Common Stock they receive on different payment dates. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of shares of Common Stock with different tax bases.

  A holder's tax basis in its Convertible Preferred Securities will be (i) increased by the amount of OID accrued with respect to its Convertible Preferred Securities and (ii) reduced by the tax basis of the Common Stock (and the amount of cash received in lieu of fractional shares of Common Stock) received as interest with respect to its Convertible Preferred Securities. It is expected that the amount of OID accrued with respect to a quarterly interest payment period will approximately equal the tax basis of the Common Stock (and the amount of cash received in lieu of fractional shares of Common Stock) received as interest with respect to such interest payment period.

  Receipt of Partnership Preferred Securities, Convertible Debentures or Cash Upon Liquidation of Citizens Capital and the Trust.

  Under certain circumstances, as described under the caption "Convertible Preferred Securities - Special Events Redemption and Distribution", Convertible Debentures may be distributed to holders in exchange for their Convertible Preferred Securities and in liquidation of Citizens Capital and the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of Citizens Capital and the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Partnership Tax Event or a Trust Tax Event which results in Citizens Capital or the Trust, respectively, being treated as an association taxable as a corporation, the distribution of the Convertible Debentures would likely constitute a taxable event to holders of the Convertible Preferred Securities.

  Under certain circumstances, as described under the caption "Convertible Preferred Securities - Special Events Redemption and Distribution", Limited Partnership Securities may be distributed to holders in exchange for their Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in its Limited Partnership Securities equal to such holder's aggregate tax basis in its Convertible Preferred Securities exchanged therefor. A holder's holding period in the Limited Partnership Securities so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event resulting in the liquidation of the Trust is a Trust Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the holders of the Convertible Preferred Securities.

  Under certain circumstances, as described under the caption "Convertible Preferred Securities - Special Events Redemption and Distribution", the Convertible Debentures may be redeemed by Citizens for cash and the proceeds of such redemption distributed by Citizens Capital to the Trust in redemption of the Limited Partnership Securities which, in turn, will distribute such proceeds to holders in redemption of their Convertible Preferred Securities.

Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for an amount of cash equal to the proceeds received upon redemption. See "Convertible Preferred Securities."

  Disposition of Convertible Preferred Securities

  A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale.

  A holder's tax basis in its Convertible Preferred Securities will be (i) increased by the amount of OID accrued with respect to its Convertible Preferred Securities and (ii) reduced by (x) the amount of cash and (y) the tax basis of any shares of Common Stock received with respect to its Convertible Preferred Securities. It is expected that the amount of OID accrued with respect to a quarterly interest payment period will approximately equal the amount of cash and the tax basis of the Common Stock, if any, received as interest with respect to such interest payment period.

  The Convertible Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid distributions and interest with respect to the underlying Limited Partnership Securities and Convertible Debentures, respectively. A holder who disposes of or converts its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income, and to add such amount to the adjusted tax basis in its Convertible Preferred Securities. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  Exchange of Convertible Preferred Securities for Common Stock

  A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Preferred Securities into Common Stock in the manner described under the caption "Convertible Preferred Securities - Conversion Rights."
A holder of Convertible Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon the exchange and conversion of its Convertible Preferred Securities should generally be equal to the holder's adjusted tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received. A holder's holding period in the Common Stock received upon exchange and conversion of its Convertible Preferred Securities should generally begin on the date such holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

  Adjustment of Conversion Price

  Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from Citizens in the event the conversion price of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Citizens Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of Citizens were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Citizens. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto. An adjustment in the conversion price made to account for nontaxable distributions of Common Stock made with respect to Common Stock will generally not cause holders of Convertible Preferred Securities to realize a constructive dividend from Citizens. In addition, the failure to fully adjust the conversion price of the Convertible Debentures to reflect distributions of stock dividends with respect to the Common Stock may result in a taxable dividend to the holders of the Common Stock.

  United States Alien Holders

  For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

  Under present United States federal income tax law, (i) payments by the Trust or any of its paying agents (whether in the form of cash or Common Stock) to any holder of a Convertible Preferred Security who or which is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Debentures) own 10% or more of the total combined voting power of all classes of stock of Citizens entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to Citizens through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, that certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security, unless, in the case of a United States Alien Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of sale or other disposition, and certain other conditions are met.

  If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Debentures, as described above under "Adjustment of Conversion Price", such deemed dividend may be subject to United States federal withholding tax at a 30% (or lower treaty) rate.

  Information Reporting and Backup Withholding

  Income on the Convertible Preferred Securities will be reported to holders on Form 1099, which form should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year. Payments made on and proceeds from the sale of Convertible Preferred Securities may be subject to a "back-up" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amount will generally be allowed as a credit against the holder's United States federal income tax, provided the required information is timely filed with the Internal Revenue Service.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                               UNDERWRITING

  The underwriters of the offering of the Convertible Preferred Securities
named below (the "Underwriters"), for whom                 are acting as
representatives (the "Representatives"), have severally agreed, subject to the terms and conditions of an Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Trust Convertible Preferred Securities with the aggregate liquidation value set forth opposite their respective names below.

                                                 Liquidation Value
                                                 of Convertible
                         Underwriters            Preferred Securities
                         ------------            --------------------




                                                    _____________
  Total
                                                    =============

  The Underwriting Agreement provides that the obligations of the Underwriters to purchase Convertible Preferred Securities are subject to certain conditions. The Underwriting Agreement provides that, if any Convertible Preferred Securities are purchased pursuant to the Underwriting Agreement, all Convertible Preferred Securities agreed to be purchased pursuant to the Underwriting Agreement must be so purchased.

  The Trust, the Partnership and the Company have granted to the Underwriters an option to purchase up to an additional $26,250,000 aggregate liquidation value of Convertible Preferred Securities at the public offering price less the aggregate underwriting discount, solely to cover over-allotments. The option may be exercised at any time up to 30 days after the date of this Prospectus.

  The Underwriters propose initially to offer the Convertible Preferred Securities directly to the public at the offering price set forth on the cover page of this Prospectus, and to certain securities dealers at such
public offering price less a selling concession not in excess of $    per
Convertible Preferred Security.  The selected dealers may reallow a discount
not in excess of $    per Convertible Preferred Security on sales to certain
other dealers. After the offering of the Convertible Preferred Securities, the public offering price, concession and discount may be changed.

  In view of the fact that the proceeds of the sale of the Convertible Preferred Securities will ultimately be used to purchase the Convertible Debentures of Citizens, the Underwriting Agreement provides that Citizens will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in New York Clearing House (next day) funds of $_____ per Convertible Preferred Security (or $_____ in the aggregate) for the accounts of the several Underwriters.

  The Company, the Partnership and the Trust have agreed to indemnify the Underwriters against certain liabilities which may be incurred in connection with the offering of the Convertible Preferred Securities and the exercise of the over-allotment options, including liabilities under the 1933 Act.



  The Trust, the Partnership and the Company have agreed, with certain exceptions, that they will not sell or otherwise dispose of any Convertible Preferred Securities, shares of

Common Stock Series A or Common Stock Series B, or any securities convertible into or exchangable or exercisable for any such Convertible Preferred Securities or common stock, with certain designated exceptions, for a period of 90 days from the date of this Prospectus without the written consent of the Representatives.

  Application will be made to list the Convertible Preferred Securities on the NYSE. Trading of the Convertible Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Convertible Preferred Securities. The Representatives have advised the Trust that it intends to make a market in the Convertible Preferred Securities prior to the commencement of trading on the NYSE. The Representatives will have no obligation to make a market in the Convertible Preferred Securities, however, and may cease market making activities, if commenced, at any time.

  Prior to this offering there has been no public market for the Convertible Preferred Securities. In order to meet one of the requirements for listing the Convertible Preferred Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Convertible Preferred Securities to a minimum of 400 beneficial holders.

  Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Citizens and its subsidiaries in the ordinary course of business.

                     ----------------------------

  Common Stock Series A may be distributed by the Trust in connection with the elections by the holders of the Convertible Preferred Securities to receive their distributions in Common Stock Series A. These elections may be made at the time of this offering and annually during the Election Period.

  Sales of Common Stock Series A by Citizens Capital may be made from time to time in one or more transactions (which may involve crosses or block transactions) on the NYSE or otherwise, pursuant to and in accordance with the rules of the NYSE, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Citizens Capital will effect such transactions by selling shares of Common Stock Series A to or through broker-dealers. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Citizens Capital and/or purchasers of shares of Common Stock Series A for whom they may act (which compensation may be in excess of customary commissions). Citizens Capital and broker-dealers that participate with Citizens Capital in the distributions of shares of Common Stock Series A may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of shares of Common Stock Series A may be deemed to be underwriting compensation.

                             LEGAL OPINIONS

  The validity of the Convertible Preferred Securities, the Convertible Preferred Securities Guarantee, the Partnership Guarantee, the Convertible Debentures, the Partnership Preferred Securities and the Common Stock will be passed upon by Boulanger, Hicks & Churchill, P.C., 135 East 57th Street, New York, New York, and Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, counsels for the Company, and by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York, counsel for the Underwriters, except as to certain matters of Delaware law, as to which Boulanger, Hicks & Churchill, P.C. and Simpson Thacher & Bartlett may rely upon the opinion of Skadden, Arps, Slate, Meagher & Flom. Certain United States federal income taxation matters will be passed upon for Citizens, Citizens Capital and the Trust by Skadden, Arps, Slate, Meagher & Flom. Legal matters relating to required authorization, if any, of the Convertible Preferred Securities, the Convertible Preferred Securities Guarantee, the Partnership Guarantee, the Convertible Debentures, the Partnership Preferred Securities and the Common Stock by the public utilities commissions in the various states will be passed upon by local counsel to Citizens in the states of Arizona, Colorado, Hawaii, Louisiana, Tennessee, Vermont and West Virginia. Boulanger, Hicks & Churchill, P.C., Skadden, Arps, Slate, Meagher & Flom and Simpson Thacher & Bartlett may rely upon such counsel as to certain matters governed by the laws of such states.

                               EXPERTS

  The consolidated financial statements of the Company as of December 31, 1994, 1993, and 1992, and for each of the years then ended, incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K have been so incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The financial statements of the Mountain State Telephone Company, Alltel Nevada, Inc., Navajo Communications Company, Inc., and Contel of New York, Inc. incorporated by reference herein, have been examined by Arthur Andersen LLP to the extent and for the periods indicated in their reports, and have been so incorporated by reference in reliance upon the reports of Arthur Andersen LLP also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              INDEX OF DEFINED TERMS

Defined Terms                                                    Page
-------------                                                    ----

1933 Act                                                           2
1934 Act                                                           2
1934 Act Reports                                                   2
1940 Act                                                          39
Additional Interest                                               36
ALLTEL                                                            18
ALLTEL Telecommunications Properties                              18
Average Market Price                                              38
back-up undertakings                                              57
Base Indenture                                                    60
Beneficial Owner                                                  49
blockage period                                                   63
Business Day                                                      35
Cash Distribution Election                                         7
Cash Payment Election                                              8
Change in 1940 Act Law                                            39
Change in Tax Law                                                 40
Citizens                                                           1
Citizens Capital                                                  ii
Code                                                              17
Common Stock                                                      ii
Common Stock Series A                                             ii
Company                                                            1
Company Event                                                     40
Conversion Agent                                                  10
Convertible Common Securities                                      1
Convertible Debentures                                            ii
Convertible Preferred Securities                                   1
Convertible Preferred Securities Guarantee                        11
CUC Capital                                                       29
Debenture Trustee                                                 60
Declaration                                                       30
Declaration Event of Default                                      46
Delaware Trustee                                                  30
Direct Participants                                               48
Distribution Declaration Date                                      7
Distribution Declaration Notice                                    7
Distribution Election                                              7
Distribution Payment Date                                         ii
DTC                                                              iii
Election Period                                                    8
Eligible Investments                                              29
Financial Institution                                             76

Defined Terms                                                   Page
-------------                                                   ----

General Partner                                                   29
General Partner Payment                                           61
General Partnership Security                                       4
GTE                                                               24
GTE telephone properties                                          24
GTE Telecommunications Properties                                 24
Guarantee Payments                                                56
Guarantee Trustee                                                 30
Guarantees                                                       iii
Indenture                                                         60
Indenture Event of Default                                        67
Indenture Trustee                                                 60
Indirect Participants                                             48
Interest Payment Date                                             ii
Investment Company Act Opinion                                    39
Limited Partnership Agreement                                     29
Liquidation Distribution                                          45
NASDAQ                                                             9
No Recognition Opinion                                            40
NYSE                                                              ii
OID                                                               17
Omnibus Proxy                                                     49
Other Subordinated Indebtedness                                   65
Participants                                                      48
Partnership                                                       ii
Partnership Event of Default                                      46
Partnership Events                                                40
Partnership Guarantee                                             11
Partnership Guarantee Payments                                    57
Partnership Investment Company Act Event                          40
Partnership Preferred Securities                                  ii
Partnership Securities                                            ii
Partnership Tax Event                                             40
Property Trustee                                                  30
Property Account                                                  30
Rate                                                              ii
Rating Agency Event                                               40
Record Date                                                        8
Redemption Price                                                  43
Registration Statement                                             2
Regular Trustees                                                  30
Representatives                                                   76
SEC                                                                2
                                    81

Defined Terms                                                    Page
-------------                                                    ----

Senior Indebtedness                                               63
Senior Nonmonetary Default                                        63
Senior Payment Default                                            63
Share Transfer and Valuation Date                                 33
Special Events                                                    40
Special Representative                                            54
Sponsor                                                           30
Stock Distribution Election                                        7
Stock Payment Election                                             8
Super Majority                                                    47
Tax Event Opinion                                                 39
Telecommunications Properties                                     24
Trading Day                                                       38
Transaction                                                       39
Trust                                                              1
Trust Act                                                          4
Trust Events                                                      40
Trust Guarantees                                                  56
Trust Indenture Act                                                4
Trust Investment Company Act Event                                39
Trust Securities                                                   1
Trust Tax Event                                                   39
Trust Trustees                                                    30
Underwriters                                                      76
Underwriters' Compensation                                         1
Underwriting Agreement                                            76
United States Alien Holder                                        75

                                       82

                              PART II.

                INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.
          --------------------------------------------

   Description                                         Amount (1)
   -----------                                         ----------

     Securities and Exchange Commission filing fee   $  83,190.00
     Printing and engraving                             60,000.00
     Rating Agency Fee                                  39,375.00
     Legal Services                                    250,000.00
     Accounting services                                40,000.00
     New York Stock Exchange listing fee                15,000.00
     Miscellaneous                                      12,435.00
                                                      -----------
     Total(1)                                         $500,000.00
                                                      ===========

_____________________
(1) All fees are estimated except for the Securities and Exchange Commission filing fee.


Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

  Citizens Utilities Company (the "Company"), being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, (the "Act"), as therein provided. In addition, By-Laws 24 and 24A of the Company and a resolution adopted by the Board of Directors in connection with the issuance of the Convertible Debentures provide for indemnification of specified persons, including officers and directors of the Company for liabilities, including those arising under said Act, as provided in said By-Laws and resolution. Generally, By-Laws 24 and 24A of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless, among others, any officer or director of the Company or any other entity for which he is acting at the request of the Company, from and against any loss, damage or claim incurred by such person by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner such person reasonably believed to be in the best interests of the Company. Such By-Laws, generally speaking, also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a person in defending against any such liability shall, be advanced by the Company subject to specified conditions. The Certificate of Incorporation further provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with stated exceptions.

  The Company also maintains insurance providing coverage for the Company and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company or its subsidiaries but excludes specified dishonest acts.

  The Declaration of Trust of Citizens Capital Trust (the "Trust") provides that to the fullest extent permitted by applicable law, the Trust shall indemnify and hold harmless each of the Trustees, any Affiliate of the Trustees, any officer, director, shareholder, member, partner, employee, representative or agent of the Trustees, or any employee or agent of the Trust or its Affiliates (each a "Trust Indemnified Person"), from and against any loss, damage or claim incurred by such Trust Indemnified Person by reason of any act or omission performed or omitted by such Trust Indemnified Person in good faith on behalf of the Trust and in a manner such Trust Indemnified Person reasonably believed to be within the scope of authority conferred on such Trust Indemnified Person by the Declaration of Trust, except that no Trust Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Trust Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of Trust also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Trust Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Trust prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Trust of an undertaking by or on behalf of the Trust Indemnified Person to repay such amount if it shall be determined that the Trust Indemnified Person is not entitled to be indemnified as authorized in the Declaration of Trust. The Declaration of Trust further provides that no Trust Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) or for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Trust Indemnified Person in good faith on behalf of the Trust and in a manner such Trust Indemnified Person reasonably believed to be within the scope of the authority conferred on such Trust Indemnified Person by the Declaration of Trust or by law, except that a Trust Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Trust Indemnified Person's gross negligence or willful misconduct with respect to acts or omissions.

  The Limited Partnership Agreement of Citizens Utilities L.P. (the "Partnership") provides that to the fullest extent permitted by applicable law, the Partnership shall indemnify and hold harmless each of the General Partner, and any Special Representative, any Affiliate of the General Partner or any Special Representative, any officer, director, shareholder, member, partner, employee, representative or agent of the General Partner or any Special Representative, or any employee or agent of the Partnership or its Affiliates (each a "Partnership Indemnified Person"), from and against any loss, damage or claim incurred by such Partnership Indemnified Person by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of authority conferred on such Partnership

Indemnified Person by the Limited Partnership Agreement, except that no Partnership Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Partnership
Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions. The Limited Partnership Agreement also provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Partnership Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Partnership Indemnified Person to repay such amount if it shall be determined that the Partnership Indemnified Person is not entitled to be indemnified as authorized in the Limited Partnership Agreement. The Limited Partnership Agreement further provides that no Partnership Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Covered Person (as defined therein) or for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Partnership Indemnified Person in good faith on behalf of the Partnership and in a manner such Partnership Indemnified Person reasonably believed to be within the scope of the authority conferred on such Partnership Indemnified Person by the Limited Partnership Agreement or by law, except that a Partnership Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Partnership Indemnified Person's gross negligence or willful misconduct with respect to acts or omissions.

  The directors and officers of the Company and the Regular Trustees of the Trust are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. Any agents, dealers or underwriters who execute the agreement filed as Exhibit 1 of this Registration Statement will agree to indemnify the Company's directors and their officers and the Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or the Trust by or on behalf of any such indemnifying party.

Item 16.  Exhibits.
          ---------

  An Exhibit Index, containing a list of all exhibits to this registration statement, commences on page II-11.

Item 17.  Undertakings.
          -------------

  The undersigned registrants hereby undertake:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut on the 29th day of November, 1995.

                                     CITIZENS UTILITIES COMPANY


                                     By /s/ Robert J. DeSantis
                                        ----------------------
                                        Robert J. DeSantis
                                        Vice President and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                         Title                      Date
---------                         -----                      ----

/s/ Leonard Tow                 Chairman of the Board,      November 29, 1995
-----------------------         Chief Executive Officer,
(Leonard Tow)                   Chief Financial Officer
                                and Director

/s/ Robert J. DeSantis          Vice President              November 29, 1995
-----------------------         and Treasurer
(Robert J. DeSantis)

                                Director                    November 29, 1995
-----------------------
(Norman I. Botwinik)*

-----------------------         Director                    November 29, 1995
(Stanley Harfenist)*

                                Director                    November 29, 1995
-----------------------
(Andrew N. Heine)*

                                Director                    November 29, 1995
-----------------------
(Aaron I. Fleischman)*

                                Director                    November 29, 1995
-----------------------
(Elwood A. Rickless)*

                                Director                    November 29, 1995
-----------------------
(John L. Schroeder)*

                                Director                    November 29, 1995
-----------------------
(Robert D. Siff)*

                                Director                    November 29, 1995
-----------------------
(Robert A. Stanger)*


-----------------------------   Director                    November 29, 1995
(Charles H. Symington, Jr.)*

                                Director                    November 29, 1995
-------------------
(Edwin Tornberg)*

                                Director                    November 29, 1995
---------------
(Claire Tow)*

*By/s/ Robert J. DeSantis
       _____________________
       Attorney-in-fact

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment
No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut on the 29th day of November, 1995.


                                      CITIZENS UTILITIES CAPITAL L.P.

                                      By Citizens Utilities Company, as
                                      General Partner


                                      By /s/ Robert J. DeSantis
                                         ----------------------
                                         Robert J. DeSantis
                                         Vice President and Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities with respect to the General Partner of Citizens Utilities Capital L.P. and on the dates indicated.


Signature                         Title                      Date
---------                         -----                      -----

/s/ Leonard Tow                 Chairman of the Board,      November 29, 1995
-------------------             Chief Executive Officer,
(Leonard Tow)                   Chief Financial Officer
                                and Director

/s/ Robert J. DeSantis          Vice President              November 29, 1995
-----------------------         and Treasurer
(Robert J. DeSantis)            and Treasurer

__________________________      Director                    November 29, 1995
(Norman I. Botwinik)*

_________________________       Director                    November 29, 1995
(Stanley Harfenist)*

_________________________       Director                    November 29, 1995
(Andrew N. Heine)*

_________________________       Director                    November 29, 1995
(Aaron I. Fleischman)*

________________________        Director                    November 29, 1995
(Elwood A. Rickless)*

__________________________      Director                    November 29, 1995
(John L. Schroeder)*

_________________________       Director                    November 29, 1995
(Robert D. Siff)*

_________________________       Director                    November 29, 1995
(Robert A. Stanger)*


____________________________    Director                    November 29, 1995
(Charles H. Symington, Jr.)*

_________________________       Director                    November 29, 1995
(Edwin Tornberg)*

________________________        Director                    November 29, 1995
(Claire Tow)*

*By/s/ Robert J. DeSantis
   ----------------------
   Attorney-in-fact

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut on the 29th day of November, 1995.

                                          CITIZENS UTILITIES TRUST


                                          By /s/ Robert J. DeSantis
                                             ----------------------
                                             Robert J. DeSantis
                                             Regular Trustee

                                          By /s/ Edward O. Kipperman
                                             _______________________
                                             Edward O. Kipperman
                                             Regular Trustee

                                Exhibit Index

Exhibit
   No.     Description
--------   -----------

 1.1 Form of Underwriting Agreement for the offering of the Convertible Preferred Securities being registered under this Registration Statement.

 3.1* Restated Certificate of Incorporation of Citizens Utilities Company, with all amendments to March 22, 1994.

 4.1***    Certificate of Trust dated October 13, 1995, of Citizens Utilities
           Trust.

 4.2 Form of Amended and Restated Declaration of Trust dated __________, 1995, of Citizens Utilities Trust, as amended and restated.

 4.3 Form of Indenture dated ___________, 1995, between Citizens Utilities Company and Chemical Bank, as trustee.

 4.4 Form of First Supplemental Indenture dated ___________, 1995, between Citizens Utilities Company and Chemical Bank, as trustee, with regard to the issuance of the Convertible Debentures.

 4.5 Form of ___% Convertible Subordinated Debenture due _______, 2035 (contained as Exhibit A to Exhibit 4.4 above).

 4.6*** Form of Certificate of Limited Partnership of Citizens Utilities Capital L.P.

 4.7 Form of Amended and Restated Limited Partnership Agreement dated ____, 1995 of Citizens Utilities Capital L.P.

 4.8 Form of Convertible Preferred Securities Guarantee Agreement dated ___________, 1995 between Citizens Utilities Company and Chemical Bank, as guarantee trustee.

 4.9 Form of Partnership Preferred Securities Guarantee Agreement dated __________, 1995 between Citizens Utilities Company and Chemical Bank, as guarantee trustee.

 5.1**     Opinion of Boulanger, Hicks & Churchill, P.C.

 5.2**     Opinion of Skadden, Arps, Slate, Meagher & Flom

 8.1*** Opinion of Skadden, Arps, Slate, Meagher & Flom as to certain federal income tax matters.

 12.1 Computation of Ratio of Earnings to Combined Fixed Charges and Distributions on Convertible Preferred Securities of Citizens Utilities Company.

 23.1      Consent of KPMG Peat Marwick LLP.

 23.2      Consent of Arthur Andersen LLP.

 23.3** Consent of Boulanger, Hicks & Churchill (to be contained in Exhibit No. 5.1).

 23.4*** Consent of Skadden, Arps, Slate, Meagher & Flom (contained in Exhibit No. 8.1).

 24        Powers of Attorney.

 25.1*** Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of Chemical Bank, under the Declaration of Trust (contained in Exhibit 4.1).

 25.2 Form T-1, Statement of Eligibility Under the Trust Indenture Act of 1939, as amended, of Chemical Bank, under (i) the Indenture (contained in Exhibit 4.3), (ii) the Convertible Preferred Securities Gurantee Agreement (contained in Exhibit 4.8) and
           (iii) the Partnership Preferred Securities Guarantee Agreement (contained in Exhibit 4.9).

25.3       Form T-1, Statement of Eligibility Under the Trust Indenture
           Act of 1939, as amended, of Chemical Bank, under the Convertible Preferred Securities Guarantee Agreemnt (contained in Exhibit 4.8).

25.4       Form T-1, Statement of Eligibility Under the Trust Indenture Act
           of 1939, as amended, of Chemical Bank, under the Partnership Preferred Securities Guarantee Agreement (contained in Exhibit 4.9).
_________________________

* Exhibit No. 3.1 is incorporated by reference to such document, bearing the designation Exhibit No. 4.100.1 filed with the Company's Registration Statement on Form S-3 No. 33-51529 filed December 16, 1993.

**  To be filed by amendment.

*** Previously filed.

==============================      ==================================
No dealer, salesman or other
person has been authorized to
give any information or to make
any representation, other than                    175,000,000
those contained in this Prospectus,
in connection with the offer made          CITIZENS UTILITIES LOGO
by this Prospectus, and, if given
or made, such information or                  Convertible Preferred
representations must not be relied                  Securities
upon as having been authorized by
the Company.  Neither the delivery
of this Prospectus nor any sale
made hereunder shall, under any
circumstances, create any
implication that there has been
no change in the affairs of the
Company since the date hereof or
thereof.  This Prospectus does not
constitute an offer or solicitation
by anyone in any jurisdiction in
which such offer or solicitation is
not authorized or in which the person
making such offer is not qualified to
do so or to anyone to whom it is
unlawful to make such offer or
solicitation.

   ---------------------

     TABLE OF CONTENTS

       Prospectus                     PAGE

Available Information                  2           --------------------
Incorporation of Certain Documents
  by Reference                         3                PROSPECTUS
Prospectus Summary                     4            ____________, 1995
Risk Factors                          13
Citizens Utilities Company            18          ---------------------
Use of Proceeds                       19
Capital Requirements and Financing    19
Description of Common Stock Series A
 and Series B                         20
Dividends on Common Stock Series A
 and Series B                         20
Common Stock Transfer Agent           21
Common Stock Price Range              21
Financial Information                 22
Citizens Utilities Capital L.P.       29
Citizens Utilities Trust              30
Description of the Securities         31
Convertible Preferred Securities      31
Partnership Preferred Securities      51
Guarantees                            56
Convertible Debentures                60
Certain Federal Income Tax
 Considerations                       70
Underwriting                          76
Legal Opinions                        79
Experts                               79
Index of Defined Terms                80

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